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                                                                   Exhibit 10.15


                                    AGREEMENT

This Agreement (AGREEMENT) is entered into as of October 18, 2001 (EFFECTIVE
DATE) between NeoGenesis Drug Discovery, Inc., a Delaware corporation (NEOGENESIS), and Immusol Incorporated (IMMUSOL), a California corporation.

                                   BACKGROUND

Immusol is interested in identifying potential pharmaceutical products for the treatment of human immunodeficiency virus (HIV) and wishes to identify compounds that exhibit a high degree of chemical binding and functional activity to specific protein targets involved in HIV. NeoGenesis has certain technology and know-how, including screening processes and libraries of mass-encoded small molecule compounds, relating to the identification, discovery, validation and optimization of novel compounds which may be useful for development of novel therapeutics employing targets implicated in a disease process. The parties wish to pursue a collaborative screening process to identify compounds exhibiting a high degree of chemical binding activity to targets designated by Immusol from among the NeoGenesis libraries of mass-encoded small molecule compounds and which have activity in bioassays or functional assays. The terms and conditions set forth below shall govern the performance of such collaborative effort.

1. DEFINITIONS.

1.1 DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

       AFFILIATE means with respect to either party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition only, "CONTROL" means, with respect to any Person, the direct or indirect ownership of more than [*] of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

       ALIS means the Automated Ligand Identification System, an automated, ultra-high throughput ligand selection system proprietary to NeoGenesis that is used to identify multiple classes of chemical ligands against a target protein.


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       APPLICABLE LAWS means all applicable laws, statutes, regulations and ordinances, including without limitation the FD&C Act.

       COMMERCIALLY REASONABLE EFFORTS means (i) with respect to any objective by any party, commercially reasonable, diligent, good faith efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances; and (ii) with respect to any objective relating to the development or Commercialization of any Shared Product by any party, efforts and resources normally used by such party with respect to a product owned by such party or to which such party has similar rights which is of similar market potential at a similar stage in the development or life of such product, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, profitability of the product and other relevant commercial factors.

       COMMERCIALIZATION means any and all activities of importing, exporting, marketing, promoting, distributing, offering for sale and selling a Shared Product or Independent Product. When used as a verb, COMMERCIALIZE means to engage in Commercialization.

       CONFIDENTIAL INFORMATION means any proprietary or confidential information of either party (including but not limited to all Immusol Intellectual Property and all NeoGenesis Intellectual Property) disclosed to the other party pursuant to this Agreement, except any portion thereof which: (i) is known to the receiving party, as evidenced by the receiving party's prior written records, before receipt thereof under this Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the public domain through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by the receiving party's written records, without access to such information.

       CONTROL OR CONTROLLED means, with respect to any intellectual property right, the possession (whether by ownership or license) by a party or an Affiliate thereof of the ability to grant to the other party access or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements between such party or its


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Affiliate and any third party existing before, or acquired after, the Effective
Date.

       COST OF GOODS means the cost of manufacturing the Designated Shared Compound or Shared Product or Independent Compound or Independent Product in bulk or finished form (including samples) calculated in accordance with GAAP. Cost of Goods shall include: (a) the Cost of Manufacture for the Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products manufactured by either party or the amount paid for the Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products manufactured by a third party; and (b) the net cost or credit of any value-added taxes or duties actually paid or utilized in respect of the Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products.

       COST OF MANUFACTURE means the fully-allocated cost of manufacturing Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products (calculated in accordance with GAAP), including the direct and indirect cost of any raw materials, packaging materials and labor (including the cost of employee benefits) utilized in such manufacturing (including formulating, filling, finishing, labeling and packaging, as applicable) plus factory overhead costs (fixed and variable) allocated to the relevant Designated Shared Compound, Shared Product, Independent Compound or Independent Product in accordance with normal accounting practices for all products manufactured in the applicable facility.

       DERIVATIVE COMPOUNDS means any analogs, homologs or isomers of a Designated Shared Compound and/or an Independent Compound, as applicable.

       DEVELOPMENT shall mean the development of any Shared Product occurring from and after the filing of an IND, through and including approval of an NDA and any other Regulatory Approvals required for the Manufacture and Commercialization of such Shared Product in a country. Development shall not include Pre-Clinical Development activities.

       DEVELOPMENT COSTS shall mean all costs and expenses reasonably resulting directly from the Pre-Clinical Development of any Designated Shared Compound or Development of any Shared Product, as well as Overhead costs of the functions that directly support such Pre-Clinical


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Development or Development (as calculated in accordance with GAAP and using the same allocation methods that the party incurring such costs uses throughout its operations, but in all events excluding General Corporate Overhead), all as specified in the Development Plan and the Development Budget. DEVELOPMENT COSTS shall include, without limitation: (i) the Cost of Goods for the Designated Shared Compound used in such Pre-Clinical Development or Shared Product used in such Development (including early batches of the Shared Product for use in obtaining Regulatory Approval, to the extent not re-used later in commercial sales); (ii) direct costs for third party professional Pre-Clinical Development or Development services, including without limitation toxicology studies or clinical studies performed by third parties; (iii) direct charges for materials (including without limitation chemicals, animals and lab supplies); (iv) labor and materials costs and fees incurred in connection with securing Regulatory Approvals; (v) labor and materials costs for the Development of the Manufacturing process for Shared Products and scale-up of such process; and (vi) the costs of FTEs dedicated to the foregoing activities.

       DIRECT ADMINISTRATIVE EXPENSES means the costs of invoicing, tracking and administering rebate and chargeback programs and product returns and of establishing and maintaining contracts with managed care organizations and governmental purchasers.

       DISTRIBUTION COSTS means the costs of distributing and shipping the Shared Product and samples to wholesalers, distributors, physicians and customers (including costs of returns) and costs of collection. In the event that such costs cannot be calculated on a Shared Product-by Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate distribution costs incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

       EXPENSES means expenses incurred by a party to the extent allocable to the Commercialization of Shared Products in all countries in the Territory, calculated in accordance with GAAP. EXPENSES shall include: (a) the Cost of Goods; (b) Pre-Launch Expenses; (c) Distribution Costs; (d) Selling and Promotion Expenses; (e) Third Party Royalties; (f)


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Post-Regulatory Approval Clinical Studies Expenses; (g) Direct Administrative
Expenses; (h) Recall Expenses; and (i) Other Allowable Expenses.

       FDA means the United States Food and Drug Administration, or any successor thereto.

       FD&C ACT means the United States Federal Food, Drug and Cosmetic Act of 1938 and applicable regulations promulgated thereunder, as amended from time to time.

       FIELD means all preventative, therapeutic and diagnostic uses of Shared Products or Independent Products with respect to human immunodeficiency virus
(HIV) in humans.

       FIRST COMMERCIAL SALE of product(s) means any transfer for value in an arms'-length transaction to an independent third party distributor, agent or end user in a country within the Territory after obtaining all necessary Regulatory Approvals as may be necessary for such transfer in such country.

       FORCE MAJEURE means any event beyond the control of the parties, including, without limitation, power outages, fire, flood, riots, strikes, epidemics, war (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), embargoes and governmental actions or decrees.

       FTE means the equivalent of a full time (12) months (including normal vacations, sick days and holidays) work of a person, carried out by one or more employees or agents of a party.

       GAAP shall mean United States Generally Accepted Accounting Principles, consistently applied.

       GENERAL CORPORATE OVERHEAD shall mean all expenses that are not primarily associated with research, Pre-Clinical Development or Development functions of either party. Such expenses include salaries and benefits of executive officers (unless primarily involved in research, Pre-Clinical Development or Development activities), administrative support for such officers, and all costs of the finance, purchasing, legal (including both in-house and outside counsel), business development and corporate development functions of both parties. In the event that such costs cannot


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be calculated on a Designated Shared Compound-by-Designated Shared Compound or
Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate general corporate overhead incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

       GOOD CLINICAL PRACTICES means the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and such standards of good clinical practice as are required by the European Union and other Regulatory Authorities in countries in which the relevant product is intended to be sold, to the extent such standards are not in contravention with United States Good Clinical Practices.

       GOOD LABORATORY PRACTICES or GLP means the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and such standards of good laboratory practice as are required by the European Union and other Regulatory Authorities in countries in which the relevant product is intended to be sold, to the extent such standards are not in contravention with United States Good Laboratory Practices.

       GOOD MANUFACTURING PRACTICES means the current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and such standards of good manufacturing practice as are required by the European Union and other Regulatory Authorities in countries in which the relevant product is intended to be sold, to the extent such standards are not in contravention with United States Good Manufacturing Practices.

       IMMUSOL INTELLECTUAL PROPERTY means, individually and collectively, (a) all Inventions that are conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of Immusol at any time prior to the Effective Date, or after the Effective Date, if such Inventions are not based upon or related to the performance of the Program; (b) any tangible materials provided by Immusol to NeoGenesis for use in the conduct of the Program, together with, where applicable, any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof; (c) the Targets or the uses thereof, and (d) the functional and/or


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secondary assays provided by Immusol under the Program. The term Immusol
Intellectual Property, HOWEVER, does not include any techniques, methodologies, know-how, information and data which is, as of the Effective Date or later becomes, generally available to the public, other than such techniques, methodologies, know-how, information and data included in Immusol Patent Rights.

       IMMUSOL PATENT RIGHTS means (a) those patents and patent applications covering Immusol Intellectual Property and Program Intellectual Property owned by or licensed to Immusol that are Controlled by Immusol at any time during the term of this Agreement which relate to or otherwise would be infringed by the performance of the Screening Program or the Development, Manufacture, use, importation or sale of any Designated Shared Compound or Shared Product and, to the extent permitted under Section 3.15, Independent Compounds and Independent Products and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof.

       IND means an investigational new drug application, as defined in the FD&C Act, or any equivalent document filed with the FDA and necessary for beginning clinical trials of any product in humans or any application or other documentation filed with any Regulatory Authority of a country other than the United States prior to beginning clinical trials of any product in humans in that country.

       INVENTION(S) means discoveries, inventions, know-how, trade secrets, techniques, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws).

       MANUFACTURING means any and all activities involved in the production of a Designated Shared Compound or an Independent Compound (and Derivative Compounds thereof) or a Shared Product or a Independent Product to be developed and/or Commercialized under this Agreement. When used as a verb, MANUFACTURE means to engage in Manufacturing.

       MARKETING, ADVERTISING AND EDUCATION EXPENSES means the costs of public relations, advertising, promotion and marketing of the Shared Product through any means (including agency fees, advertisements, marketing management, promotional literature, market research,


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symposia, exhibits and direct mail) and the costs of educating physicians and customers about use of the Shared Product. In the event that such costs cannot be calculated on a Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate marketing, advertising and education expenses incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

       NDA means a new drug application as defined in the FD&C Act and the non-U.S. equivalent thereof.

       NEOGENESIS INTELLECTUAL PROPERTY means, individually and collectively,
(a) all Inventions that are conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of NeoGenesis at any time prior to the Effective Date, or after the Effective Date if such Inventions are not based upon or related to the performance of the Program; (b) any tangible materials provided by NeoGenesis to Immusol for use in the conduct of the Program, together with, where applicable, any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof; and (c) the NeoMorph Screening Library, ALIS and QSCD. The term NeoGenesis Intellectual Property, HOWEVER, does not include any techniques, methodologies, know-how, information and data which is, as of the Effective Date, or later becomes, generally available to the public, other than such techniques, methodologies, know-how, information and data included in NeoGenesis Patent Rights.

       NEOGENESIS PATENT RIGHTS means those (a) patents and patent applications covering NeoGenesis Intellectual Property and Program Intellectual Property owned by or licensed to NeoGenesis that are Controlled by NeoGenesis at any time during the term of this Agreement; and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof. NeoGenesis shall list all NeoGenesis Patent Rights on ATTACHMENT D, which will be updated by NeoGenesis no less frequently than quarterly during the term of this Agreement.


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       NEOMORPH CHEMISTRY means the process, proprietary to NeoGenesis, of forming libraries and sub-libraries of discrete compounds by coupling a broad set of diverse cores with diverse sets of building blocks employing proprietary mass-coding algorithms.

       NEOMORPH FOCUSED LIBRARIES means those compounds synthesized by NeoGenesis based upon Selected Compounds identified by Immusol.

       NEOMORPH SCREENING LIBRARY means the entire collection of libraries consisting of mass-encoded small molecule organic compounds owned by NeoGenesis and developed with NeoMorph Chemistry, comprising approximately ten million (10,000,000) different compounds.

       NET SALES means, with respect to any Shared Product or Independent Product, the aggregate gross amount received by the parties, their Affiliates or any of their sublicensees (in the case of a Shared Product) or by the Independent Party, its affiliates or any of its sublicensees (in the case of an Independent Product) from unrelated third party distributors or agents (in each case, who are not sublicensees), or end users in the Territory for the sale or transfer for value of the applicable Shared Product or Independent Product LESS deductions for (a) trade, quantity and cash discounts and rebates allowed to and taken by customers, (b) refunds, chargebacks and any other allowances actually paid to or taken by customers, (c) amounts separately and actually credited to customers for Shared Product or Independent Product returns, credits or allowances, (d) rebates actually paid or credited to any governmental agency (or branch thereof) or to any third party payor, administrator or contractee, (e) discounts mandated by, or granted to meet the requirements of, applicable state, provincial or federal law, paid or credited to a wholesaler, purchaser, third party or other contractee including required chargebacks and retroactive price reductions, (f) special outbound packing, transportation, freight, handling, postage charges and other charges such as insurance relating thereto that are separately billed to the customer or prepaid and (g) sales, excise, value added, turnover, use and other like taxes or customs duties paid and any other governmental charges, excluding net income tax, imposed upon the sale of the applicable Shared Product or Independent Product. The amounts of any deductions taken pursuant to clauses (a)-(g) shall be determined from books and records maintained in accordance with GAAP. Net Sales shall not include revenue received by a party (or any of its Affiliates) from transactions with an Affiliate, where the Shared Product or Independent Product in question will be resold to an independent third-party distributor or agent (in each


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case, who is not a sublicensee) or end user by the Affiliate where such revenue received by the Affiliate from such resale is included in Net Sales. Revenue received by a party (or any of its Affiliates) from transactions with an Affiliate, where the Shared Product or Independent Product in question is used by the Affiliate solely for such Affiliate's internal purposes shall also be included in Net Sales at a price equal to the fair market value of such transfer(s).

       In the event the applicable Shared Product or Independent Product is sold as part of a combination product, or as part of a bundled product or as part of a delivery system, the Net Sales from the combination product, bundled product or delivery system, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above) of the combination product by the fraction, A/(A+B) where A is the average sale price of the Shared Product or Independent Product when sold separately in finished form and B is the average sale price of the other product(s) or system sold separately in finished form or where A+B is the average sale price of the product(s) and the delivery system together, as the case may be. In the event that such average sale price cannot be determined for both the product and such other product(s) or system in combination, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the combination products by the fraction C/(C+D) where C is the party's Cost of Goods of the Shared Product or Independent Product and D is the party's cost of goods for the other product(s) or system, determined in accordance with the method of accounting normally employed by such party in computing cost of goods.

       OTHER ALLOWABLE EXPENSES means any costs incurred by the parties (i) in obtaining and enforcing intellectual property rights relating to Shared Products, included in the NeoGenesis Patent Rights, Immusol Patent Rights, NeoGenesis Intellectual Property, Immusol Intellectual Property, Program Patent Rights and Program Intellectual Property, (ii) in defending against any third party claim of infringement of such third party's intellectual property rights or of property damage or injury or death to persons arising out of or relating to the Manufacturing, use, sale, offer for sale or import of Shared Products and
(iii) as set forth in Section 3.25.

       OVERHEAD shall mean facilities costs (including rent, depreciation, utilities, insurance, taxes, repairs and maintenance), freight and communications expenses, supervisory costs and costs of administrative support, but shall not include General Corporate Overhead. In the event that such costs cannot be calculated on a Designated Shared Compound-by-


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Designated Shared Compound or Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate overhead incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

       PERSON means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization, other than NeoGenesis or Immusol.

       PHASE I CLINICAL TRIALS means any human clinical trials, the principal purpose of which is a preliminary determination of safety and Pk of a Shared Product or Independent Product, as the case may be, for its intended use in healthy individuals or patients to support its continued testing in similar clinical trials prescribed by the relevant Regulatory Authorities.

       PHASE II CLINICAL TRIALS means any human clinical trials for which a Primary Endpoint is a preliminary determination of safety, biological activity, efficacy or dose ranges of a Shared Product or Independent Product, as the case may be, in patients with the disease target being studied as required by the relevant Regulatory Authorities.

       PHASE III CLINICAL TRIALS means any safety and/or efficacy clinical studies of any Shared Product or Independent Product, as the case may be, in human patients with the disease target being studied to determine safety and efficacy of such Shared Product or Independent Product, as the case may be, in patients as required by the relevant Regulatory Authorities.

       POST-REGULATORY APPROVAL CLINICAL STUDIES EXPENSES means the cost of conducting clinical trials conducted after Regulatory Approval of Shared Products in a country, costs of monitoring adverse drug reactions, cost of handling quality control complaints, costs associated with maintaining the regulatory approval of Shared Products and reasonably allocable regulatory affairs group overhead costs.


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       PRE-CLINICAL DEVELOPMENT means all aspects of all activities (including, but not limited to: medicinal chemistry, cytotoxicity and target specificity, chemical development/scale-up; formulation; stability; non-GLP, GLP, acute and chronic toxicity studies; pharmacokinetics; absorption, distribution, metabolism and excretion (ADME) studies; and safety pharmacology) that will be undertaken with respect to a Designated Shared Compound or Independent Compound or Derivative Compound thereof, as the case may be, that are necessary or desirable to enable the filing of an IND for a Shared Product or Independent Product based upon or incorporating such Designated Shared Compound or Independent Compound or Derivative Compound thereof, including the preparation and filing of an IND.

       PRE-LAUNCH EXPENSES means direct costs, specifically allocable to the Shared Products, incurred prior to commencement of sales of the Shared Products including advertising, education, sales force training, Phase IIIb clinical trials, trademark selection, filing and enforcement costs and includes the Marketing, Advertising and Education Expenses.

       PRIMARY ENDPOINT means, with respect to a Phase II Clinical Trial, the point at which positive statistical significance has been achieved with respect to the primary endpoint specified in the protocol for such trial.

       PROGRAM means the Screening Program and the activities undertaken pursuant to Section 3 with respect to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products.

       PROGRAM INTELLECTUAL PROPERTY means, individually and collectively, all Inventions that are conceived, created, discovered, developed, generated, made or reduced to practice or tangible medium of expression: (a) solely by one or more employees or consultants of NeoGenesis at any time if such Inventions are based upon or related to the performance of the Program; (b) jointly by one or more employees or consultants of NeoGenesis and one or more employees or consultants of Immusol at any time if such Inventions are based upon or related to the performance of the Program; or (c) solely by one or more employees or consultants of Immusol at any time if such Inventions are based upon or related to the performance of the Program. Program Intellectual Property will be listed in ATTACHMENT B, which shall be amended from time-to-time to include new Program Intellectual Property, in accordance with Section 4.3.


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       PROGRAM PATENT RIGHTS means (a) those patents and patent applications covering Program Intellectual Property and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof.

       QSCD means Quantized Surface Complimentary Diversity, a model proprietary to NeoGenesis, pursuant to which discrete chemical compliments to the surfaces of a Target are defined.

       RECALL EXPENSES means expenses associated with any Shared Product recall or any FDA (or its foreign equivalent) mandated communication relating to a potential recall of any Shared Product.

       REGULATORY APPROVALS means, for any country in the Territory, those authorizations by the appropriate Regulatory Authority(ies) required for the Manufacture, importation, marketing, promotion, pricing and sale of the Shared Product(s) in such country.

       REGULATORY AUTHORITY means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, including, without limitation, the FDA.

       SCREENING PROGRAM means the screening program described in paragraphs 1-10 of ATTACHMENT A as the same may be amended by mutual written agreement of the parties acting through the Steering Committee; but subject to the limitation specified in Section 2.5(b)(i).

       SELLING AND PROMOTION EXPENSES means direct costs, specifically allocable to a Shared Product, incurred for the sale (including costs of sales forces, sales force incentives specific to a Shared Product, customer targeting, call reporting and other monitoring/tracking costs, training of sales force and other regional sales management) and the promotion (including costs of promotional literature, symposia, industry trade shows, exhibits and direct mail) of a Shared Product and which are not also characterized as Marketing, Advertising and Education Expenses. In the event that such costs cannot be calculated on a Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate selling and promotion expenses incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the


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Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

       SHARED PRODUCT(S) means any product made up of, comprising or containing a Designated Shared Compound or a Derivative Compound thereof.

       SHARED PRODUCT LOSSES means in any calendar year the excess, if any, by which Expenses exceed Net Sales.

       SHARED PRODUCT PROFITS means in any calendar year the excess, if any, by which Net Sales exceed Expenses.

       SHARED TARGETS means a specific protein target proposed by Immusol and approved by NeoGenesis for which NeoGenesis will perform the Screening Program and for which NeoGenesis and Immusol shall contribute equally to the further research, Pre-Clinical Development and Development of compounds active against Shared Targets, and all costs related to such activities in respect of such Shared Targets, and NeoGenesis and Immusol shall share equally in the proceeds of any resulting product(s), as described in Section 3. An Excluded Target is not a Shared Target for purposes of this Agreement until such time, if any, as it becomes a Shared Target in accordance with the procedure specified in section 2.1.

       SUBLICENSE REVENUE means revenues or other consideration received from such sublicensee as consideration for the grant of such sublicense, less the expenses directly attributable to supplying goods and services to such sublicensees to enable their practice of such sublicenses (excluding all amounts received for the purchase of an equity interest in, or as a loan to, a party, in each case at the fair market value thereof.)

       TERRITORY means all the countries of the world.

       THIRD PARTY ROYALTIES means any consideration approved by the Steering Committee and paid to third parties pursuant to Section 3.13.

1.2 OTHER DEFINED TERMS. The following terms shall have the section appearing opposite such term:


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         AGREEMENT                                           Recitals
         BANKRUPTCY CODE                                     Section 4.1
         DESIGNATED SHARED COMPOUND(S)                       Section 3.2
         DEVELOPMENT BUDGET                                  Section 3.7
         DEVELOPMENT PLAN                                    Section 3.7
         DISCONTINUED COMPOUND(S)                            Section 3.3
         DISCRETE COMPOUND(S)                                ATTACHMENT A
         DISPUTE NOTICE                                      Section 9.1
         EFFECTIVE DATE                                      Recitals
         EXCLUDED TARGET                                     Section 2.1
         FINAL TARGET REPORT                                 ATTACHMENT A
         IMMUSOL                                             Recitals
         INDEMNIFIED PARTY(IES)                              Section 7.2
         INDEMNIFYING PARTY                                  Section 7.2
         INDEPENDENT COMPOUND(S)                             Section 3.15
         INDEPENDENT PARRY                                   Section 3.15
         INDEPENDENT PRODUCT                                 Section 3.15
         LOSSES                                              Section 7.2
         MARKETING BUDGET                                    Section 3.24
         MARKETING PLAN                                      Section 3.24
         NEOGENESIS                                          Recitals
         NON-PROPOSED COMPOUND(S)                            Section 3.4
         NON-PROPOSED COMPOUND
         INTERESTED PARTY                                    Section 3.4
         OVERAGE THRESHOLD                                   Section 3.8
         PRELIMINARY COMPOUND(S)                             ATTACHMENT A
         PRIMARY ACTIVE COMPOUND(S)                          ATTACHMENT A
         RE-ENGAGEMENT AMOUNT                                Section 3.16
         RE-ENGAGEMENT EXPIRATION DATE                       Section 3.16
         RE-ENGAGEMENT NOTICE                                Section 3.16
         SELECTED SHARED COMPOUND(S)                         ATTACHMENT A
         SHARE OF LOSS                                       Section 3.17
         SHARE OF PROFIT                                     Section 3.17
         STEERING COMMITTEE                                  Section 2.5
         TERMINATED COUNTRIES                                Section 3.24

2. TARGET SELECTION; SCREENING PROGRAM

2.1 DISCLOSURE OF TARGETS. During the Program, Immusol shall from time to time disclose to NeoGenesis in writing specific protein targets and propose that such targets become Shared Targets. Immusol will disclose to NeoGenesis a minimum of [*] proposed Shared Targets during the first year


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of the Screening Program; [*] proposed Shared Targets during the second year of the Screening Program and [*] proposed Shared Targets during the third year of the Screening Program and Immusol may disclose [*] proposed Shared Targets per year during the term of the Screening Program, or a larger number if mutually agreed upon by the parties. Within [*] of each disclosure of a proposed Shared Target by Immusol, NeoGenesis shall notify Immusol in writing whether such proposed Shared Target is an Excluded Target (as defined below). If NeoGenesis does not serve such notice within the specified period, such proposed Shared Target shall not be an Excluded Target and shall be deemed a Shared Target. NeoGenesis may deem a proposed Shared Target as an Excluded Target if on the date NeoGenesis receives such proposed Shared Target disclosure from Immusol:
(a) NeoGenesis is prohibited from performing the screening contemplated in this Agreement on such proposed Shared Target pursuant to the terms of a contract previously entered into with a third party, (b) NeoGenesis has received a request from a third party to provide screening on such proposed Shared Target and NeoGenesis reasonably expects to commence such screening within [*] for such third party, or (c) NeoGenesis has previously conducted screening on such proposed Shared Target for another party (each, an EXCLUDED TARGET). Excluded Targets shall count toward the minimum number of proposed Shared Targets to be proposed by Immusol during the applicable period of the Screening Program. Such Excluded Targets [*] towards the maximum of number of Shared Targets to be proposed by Immusol during the applicable period of the Screening Program. NeoGenesis will promptly notify Immusol if an Excluded Target that was excluded pursuant to Section 2.1 (b) does not become the subject of screening at NeoGenesis within said [*] period Immusol may have such Excluded Target deemed a Shared Target with notice to NeoGenesis.

2.2 DELIVERY OF TARGET PROTEINS; COMMENCEMENT OF SCREENING PROGRAM. (a) Immusol shall deliver to NeoGenesis for screening each Shared Target within [*] following designation of such Shared Target in accordance with section 2.1. Immusol shall provide Shared Targets in the quantities and formats specified in ATTACHMENT A. Immusol shall also provide NeoGenesis at the time of delivery with a written description of the concentration and volume of the Target. Immusol shall deliver the Targets FOB to NeoGenesis' Cambridge, Massachusetts facility.

       (b) With respect to each Shared Target delivered by Immusol, NeoGenesis will initiate screening as described in ATTACHMENT A within [*] following the date of receipt of such Shared


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Target and complete such screening obligations within [*] following the date of receipt of such Shared Target, unless the parties agree in writing to extend the period for performance.

2.3 GRANT OF RESEARCH LICENSES. (a) Immusol hereby grants NeoGenesis a nonexclusive, nontransferable, royalty-free license to use Immusol Intellectual Property and Program Intellectual Property owned by Immusol (including Immusol Patent Rights) solely for purposes of conducting the Screening Program and performing NeoGenesis' obligations under the Screening Program. NeoGenesis will not use Immusol Intellectual Property and Program Intellectual Property owned by Immusol for any other purpose, without Immusol's prior written permission and except as otherwise permitted by the licenses granted in Section 4.1. NeoGenesis shall not (i) grant, or attempt to grant, a sublicense under this Section 2.3 to use Immusol Intellectual Property or Program Intellectual Property owned by Immusol to any Person without the express written consent of Immusol or (ii) modify the Targets supplied by Immusol, including, without limitation, the making of any derivatives, analogs, fragments or components thereof. In the event that NeoGenesis does not consume all of the Targets supplied by Immusol in performance of the Screening Program, NeoGenesis will upon completion of the Screening Program with respect to each particular Target, return to Immusol any quantities of such Target and any derivatives, analogs, fragments or components thereof.

       (b) NeoGenesis hereby grants Immusol a nonexclusive, nontransferable, royalty-free license to use NeoGenesis Intellectual Property and Program Intellectual Property owned by NeoGenesis (including NeoGenesis Patent Rights) solely for purposes of conducting the Screening Program and performing Immusol's obligations under the Screening Program. Immusol will not use NeoGenesis Intellectual Property and Program Intellectual Property owned by NeoGenesis for any other purpose, without NeoGenesis' prior written permission and except as otherwise permitted by the licenses granted in Section 4.1. Immusol shall not grant, or attempt to grant, a sublicense under this Section 2.3 to use NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis to any Person without the express written consent of NeoGenesis. In addition, Immusol shall not analyze the structure of any Preliminary Compounds, Discrete Compounds or Primary Active Compounds or otherwise seek to derive, independent of NeoGenesis, the structure of such Preliminary Compounds, Discrete Compounds or Primary Active Compounds until such time as the parties designate


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Primary Active Compounds as Selected Shared Compounds in accordance with the procedure specified in ATTACHMENT A.

2.4 SCIENTIFIC REPORTS. (a) NeoGenesis will keep and maintain adequate records containing laboratory data generated in the course of the Screening Program to enable it to furnish complete and accurate information to Immusol regarding the Screening Program activities and results, including all Program Intellectual Property described in clauses (a) or (b) of the Program Intellectual Property definition. All such written records of NeoGenesis shall be open to inspection by Immusol during normal business hours upon reasonable prior notice.

       (b) NeoGenesis shall provide Immusol with reasonably-detailed written reports describing the results of the research performed pursuant to the Screening Program including all Program Intellectual Property described in clauses (a) or (b) of the Program Intellectual Property definition. Such reports shall be delivered to Immusol at least quarterly during the Screening Program. Representatives of NeoGenesis will make themselves reasonably available to discuss such reports and the progress of the Screening Program. NeoGenesis will deliver a Final Target Report (as defined in ATTACHMENT A) with respect to the Screening Program work performed on each Shared Target.

2.5 STEERING COMMITTEE. (a) A Steering Committee (STEERING COMMITTEE) shall be responsible for oversight of the Program, including the Screening Program. The Steering Committee shall consist of four (4) members, two (2) members to be appointed by each of NeoGenesis and Immusol, except as otherwise provided in
Section 3.7. Each party shall appoint a senior scientist and a senior business executive as its Steering Committee members Each party may, with notice to the other, substitute any of its members serving on the Steering Committee. The initial Immusol members shall be [*] and the initial NeoGenesis members shall be [*]. Immusol shall have the right to appoint one of its members to be the chairperson of the Steering Committee. Either party may send up to three (3) additional employees to attend Steering Committee meetings, with at least three
(3) days notice to the other party; PROVIDED that such attendees shall be non-voting observers at such meetings.

       (b) The Steering Committee shall be responsible for the management and conduct of the Program, including the Screening Program, and shall in particular: (i) consider, review and amend ATTACHMENT A from time to time in such manner as may be appropriate; PROVIDED, that the


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Steering Committee may not amend ATTACHMENT A in a manner that would conflict with the time period for designating Designated Shared Compounds specified in
Section 3.1 or the obligations specified in the last sentence of Section 2.3(b), in each case without the prior written agreement of both Immusol and NeoGenesis;
(ii) monitor progress of the Program; (iii) report regularly to the management of both parties upon the progress of the Program; (iv) be the conduit for transfer of information between the parties; and (v) conduct such other activities as set forth in Section 3.

       (c) The Steering Committee shall hold meetings as mutually agreed by the parties (but in no event less frequently than twice a year during the term of the Screening Program, unless mutually agreed by the parties) to review the Program. The first meeting of the Steering Committee shall be held within forty five (45) days of the Effective Date and shall be held in Cambridge, Massachusetts. Thereafter, meetings may be held by telephone or video conference, PROVIDED THAT the parties shall meet in person at least once a year during the Screening Program.

       (d) Minutes of all meetings setting forth decisions of the Steering Committee relative to the Program shall be prepared by the host party and circulated to both parties within twenty five (25) days after each meeting, but minutes shall not become official until approved by both parties (which approval the parties shall use reasonable efforts to give within thirty (30) days of receipt of such minutes).

       (e) The quorum for Steering Committee meetings shall be two (2) members, provided there is at least one member from each of NeoGenesis and Immusol present. The Steering Committee will render decisions [*]. Disagreements among the Steering Committee regarding the Program will be resolved via good-faith discussions; PROVIDED, that in the event of a disagreement that cannot be resolved within thirty (30) days after the date on which the disagreement arose, the matter shall be referred to Immusol's Chief Executive Officer and NeoGenesis' Chief Executive Officer or their respective designees. Thereafter, if any such disagreement is not resolved within forty-five (45) days: (i) if such disagreement concerns medicinal chemistry matters then NeoGenesis will have the right to make the final decision; (ii) if such disagreement concerns clinical trial matters then Immusol will have the right to make the final decision; and (iii) if such disagreement concerns any other matter the parties shall propose and discuss in good faith additional dispute resolution mechanisms; UNLESS in each case it is otherwise expressly provided in Section 3 that a particular decision of the Steering Committee shall be [*].

2.6 EXCLUSIVITY. (a) NeoGenesis shall not screen any Shared Targets screened by NeoGenesis on behalf of Immusol during the Screening Program for a third party or internally at NeoGenesis (nor shall NeoGenesis research, develop, make, use or sell any products active against such Shared Targets) during the Screening Program and for a period of [*] following completion of all work by NeoGenesis under the Screening Program with respect to such Shared Target. Notwithstanding the foregoing, NeoGenesis shall not screen any Shared Target proprietary to
Immusol: (i) for a third party, except upon the request of such third party and not as a result of any solicitation by NeoGenesis with respect to any Shared Target, for a period of [*] following completion of all work by NeoGenesis under the Screening Program with respect to such Shared Target; or (ii) internally at


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NeoGenesis for a period of [*] following completion of all work by NeoGenesis under the Screening Program with respect to such Shared Target. In addition, NeoGenesis will not screen any Shared Target with respect to which the parties have elected a Designated Shared Compound pursuant to Section 3.1.

       (b) Subject to its obligations under this Section 2, nothing in the Agreement shall be construed to prohibit Immusol, alone or with third parties, from performing screening for compounds active against Shared Targets; PROVIDED, that: (i) [*] during the Screening Program and until the date for each party's election of Designated Shared Compounds with respect to such Shared Target; and (ii) no NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis is used in the development of such products.

3. DEVELOPMENT AND COMMERCIALIZATION OF SHARED COMPOUNDS

3.1 IDENTIFICATION OF DESIGNATED SHARED COMPOUND CANDIDATES BY STEERING COMMITTEE. (a) Within [*] following the delivery of Selected Shared Compounds for a particular Shared Target in accordance with ATTACHMENT A and completion of optimization, if any, performed on Selected Shared Compounds for such Shared Target in accordance with ATTACHMENT A (which optimization shall be completed within the [*] period following delivery of Selected Shared Compounds for a particular Shared Target), either party may propose to the Steering Committee one or more Selected Shared Compounds or compounds arising out of optimization (if any) for such Shared Target as candidates to become Designated Shared Compounds. The Steering Committee will promptly determine whether each such proposed Designated Shared Compound is a suitable candidate for Pre-Clinical Development.

       (b) Within [*] following receipt of notification from the Steering Committee identifying candidates to become Designated Shared Compounds, NeoGenesis shall amend ATTACHMENT D to identify any applicable NeoGenesis Patent Rights not previously identified to the Steering Committee.

3.2 ACCEPTANCE OF DESIGNATED SHARED COMPOUNDS. (a) If the Steering Committee determines that a Selected Shared Compound is suitable for Pre-Clinical Development, then, within [*] of such determination, each party shall provide to the Steering Committee a


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written notice as to whether it elects to participate in and, subject to Section
3.8, commit resources to conduct, Pre-Clinical Development and, if warranted based on the outcome of Pre-Clinical Development activities, Development of such Selected Shared Compound pursuant to the Development Plan and Development
Budget. If both parties make an affirmative election with respect to any Selected Shared Compound pursuant to this Section 3.2, then such Selected Shared Compound shall become a DESIGNATED SHARED COMPOUND. Thereafter, such Designated Shared Compound will be subject to the licenses granted pursuant to Section 4.1 and shall no longer be available to NeoGenesis or any third party in any NeoGenesis compound library, including its NeoMorph Screening Library.

       (b) If the Steering Committee determines that a Selected Shared Compound is not suitable for Pre-Clinical Development, then, within [*] of such determination, each party shall provide to the Steering Committee a written notice as to whether it elects to designate such Selected Shared Compound as a Designated Shared Compound and participate in, and commit resources to conduct Pre-Clinical Development of such Selected Shared Compound, notwithstanding that the Steering Committee has determined that such Selected Shared Compound is not suitable for Pre-Clinical Development. If both parties make an affirmative election with respect to whether any Selected Shared Compound shall be designated a Designated Shared Compound as set forth in Section 3.2(a), such Selected Shared Compound shall become a Designated Shared Compound. If one party makes an affirmative election and the other party makes a negative election with respect to whether any Selected Shared Compound shall be designated a Designated Shared Compound, the party making an affirmative election will have the right to proceed independently to develop such compound as an Independent Compound or Independent Product under Section 3.15.

3.3 DISCONTINUED COMPOUNDS. If neither party makes an affirmative election with respect to any Selected Shared Compound being designated a Designated Shared Compound pursuant to Section 3.2, such Selected Shared Compound shall be neither a Designated Shared Compound nor a compound that may be developed under Section 3.15, and Development of products based upon such non-elected Selected Shared Compound (a DISCONTINUED COMPOUND) may only be subsequently initiated by a party by notifying the other party of its interest in initiating Pre-Clinical Development of such Discontinued Compound at any time on or before the date of termination or expiration of this Agreement. If a party provides


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such notice and the other party indicates it is not interested in participating in, and committing resources to, conduct Pre-Clinical Development of such Discontinued Compound, the initiating party, upon notice to the other party, may proceed with Pre-Clinical Development and Development of such Discontinued Compound as an Independent Compound or an Independent Product and the initiating party shall be deemed to be the Independent Party therefor, as provided in
Section 3.15. If the other party indicates it is interested in participating in and committing resources to conduct Pre-Clinical Development of such Discontinued Compound, such Discontinued Compound shall be designated as a Designated Shared Compound as set forth in Section 3.2(a). At any time after the date of termination or expiration of this Agreement, either party may, upon written notice to the other party, proceed with Pre-Clinical Development and Development of a Discontinued Compound as an Independent Compound or an Independent Product, and such party shall be deemed to be the Independent Party therefor, as provided in Section 3.15.

3.4 NON-PROPOSED COMPOUNDS. If a Selected Shared Compound is not, at any time, presented to the Steering Committee pursuant to Section 3.1 (a NON-PROPOSED COMPOUND), such Selected Shared Compound shall be neither a Designated Shared Compound nor a compound that may be developed under Section
3.15. If at any time on or before the date of termination or expiration of this Agreement, a party hereunder (the NON-PROPOSED COMPOUND INTERESTED PARTY) decides to initiate Pre-Clinical Development of such Non-Proposed Compound, it shall provide written notice to the other party of such interest and the reasons therefor. The other party will then have ninety (90) days to indicate whether it also is interested in participating in and committing resources to conduct Pre-Clinical Development of such Non-Proposed Compound. If the other party is so interested, such Non-Proposed Compound shall be designated a Designated Shared Compound as set forth in Section 3.2(a). If the other party is not so interested, the Non-Proposed Compound Interested Party may proceed with Pre-Clinical Development and Development of such Non-Proposed Compound as an Independent Compound or an Independent Product and the Non-Proposed Compound Interested Party shall be deemed to be the Independent Party therefor, as provided in Section 3.15. At any time after the date of termination or expiration of this Agreement, either party may, upon written notice to the other party, proceed with Pre-Clinical Development and Development of a Non-Proposed Compound as an Independent Compound or an Independent


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Product, and such party shall be deemed to be the Independent Party therefor, as provided in Section 3.15.

3.5 PRE-CLINICAL DEVELOPMENT OF DESIGNATED SHARED COMPOUNDS. The parties, under the direction of the Steering Committee, shall diligently conduct Pre-Clinical Development with respect to any Designated Shared Compound in accordance with the Development Plan. Unless otherwise agreed by the parties, each party shall supply fifty percent (50%) of the total Pre-Clinical Development effort for each Designated Shared Compound in the aggregate, as determined by the Steering Committee. The costs of conducting such Pre-Clinical Development shall be shared by the parties as set forth in Section 3.8.

3.6 DEVELOPMENT OF SHARED PRODUCTS. The parties will use Commercially Reasonable Efforts to conduct the Development of Shared Products in accordance with the Development Plan. The role of each party in the Development process will be determined by the Steering Committee as described in Section 3.7, with the parties intending that each party will provide advisory and supporting services with respect to any phase of the process in which such party is not actively or primarily involved. Unless otherwise agreed by the parties, each party shall supply fifty percent (50%) of the total Development effort for each Shared Product in the aggregate, as determined by the Steering Committee. The costs of conducting such Development shall be shared by the parties as set forth in
Section 3.8. The Steering Committee will determine appropriate written standards for measuring each party's required efforts and accounting procedures to confirm and document each party's performance of its required efforts for any Shared Product before the parties commence Development thereof. No clinical trials involving any Shared Product shall be commenced by or on behalf of either party without the prior approval of the Steering Committee. Nothing contained in this
Section 3.6 shall be deemed to preclude either party from terminating its participation in the collaborative Development of a Shared Product pursuant to
Section 3.14. Any decision by a party not to participate in Development of a Shared Product pursuant to Section 3.2, 3.3 or 3.4 or to terminate participation in the Development of a Shared Product pursuant to Section 3.14, shall not be deemed a breach of this Agreement. The parties will conduct Pre-Clinical Development, Development, Manufacturing and Commercialization activities in a manner calculated to minimize aggregate Development Costs for such Shared Compound and Shared Product consistent with the Development Plan and the Development Budget for such Shared Compound and Shared Product.


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3.7 DEVELOPMENT PLAN AND DEVELOPMENT BUDGET. Promptly following acceptance of a
Designated Shared Compound, the Steering Committee, which, for this purpose and for the purposes set forth in Sections 3.8-3.10 and 3.23, shall also include an equal number of financial personnel from each party, shall initiate preparation of the development plan for the Pre-Clinical Development and Development of such Designated Shared Compound and Development of any resulting Shared Product (the DEVELOPMENT PLAN) and a budget (the DEVELOPMENT BUDGET) for proposed Development Costs therefor. The initial Development Plan for a Designated Shared Compound shall set time lines and priorities for the various Pre-Clinical Development and Development activities through Phase I Clinical Trials or Phase IIa Clinical Trials and identify which party, or whether a third party, is to be responsible for each activity. The Development Budget shall include a detailed short-term budget covering all proposed Development Costs of the Development Plan expected during the initial two (2) years of implementation of the Development Plan. Each Development Plan and Development Budget shall be approved by the Steering Committee [*]. Both parties recognize that the Development Plan and the Development Budget represent projections only and will be subject to frequent changes during the Pre-Clinical Development and Development process. Each such Development Plan and Development Budget shall be updated as deemed appropriate by the Steering Committee, but in no event less frequently than semi-annually, and approved, [*], by the Steering Committee not later than thirty (30) days prior to each January 1 and July 1 of each applicable calendar year.

3.8 FUNDING OF PRE-CLINICAL DEVELOPMENT AND DEVELOPMENT. Immusol and NeoGenesis shall each be responsible for fifty percent (50%) of the Development Costs for each Designated Shared Compound, Derivative Compound thereof and resulting Shared Product throughout the Territory. In the event the Development Costs incurred by a party during any calendar quarter exceed [*] of the Development Costs set forth in the most recently approved Development Budget for activities to be conducted by such party during such quarter (the OVERAGE THRESHOLD), then the other party shall not be responsible for paying its fifty percent (50%) share of any Development Costs in excess of the Overage Threshold incurred by the party triggering such overage unless such overage had been approved in advance, or is subsequently ratified, [*], by the Steering Committee (in which case each of the parties shall be responsible for fifty percent (50%) of all such Development Costs). In the event such overage has not been approved or


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ratified [*] by the Steering Committee, the party incurring Development Costs in a calendar quarter exceeding the Overage Threshold in such quarter shall be responsible for all of the portion of the Development Costs in excess of the Overage Threshold.

3.9 FTE RATE. In preparing the Development Budget and determining Development Costs, each party will use an FTE rate for such party's development personnel mutually agreed to by the parties based on the then prevailing FTE rate for such party.

3.10 PAYMENT OF DEVELOPMENT COSTS. Within thirty (30) days after each calendar quarter, each party shall provide the Steering Committee with detailed information concerning the Development Costs incurred by such party during such quarter pursuant to the Development Plan and the Development Budget. Promptly after receipt thereof, the Steering Committee will determine the amount, if any, that either party has paid in excess of the amount to be borne by such party for such quarter pursuant to Section 3.8, and shall so notify the parties. In the event of an overpayment by a party of its share of Development Costs in a particular calendar quarter, the other party shall pay to the party making the overpayment the amount by which such other party underpaid within thirty (30) days after the underpaying party's receipt of notice from the Steering Committee that an overpayment has occurred.

3.11 REGULATORY APPROVALS. Consistent with the Development Plan and Development Budget and as directed by the Steering Committee, the parties (or their Affiliates) will (a) prepare and file all documents that are necessary to conduct clinical studies of Shared Products in connection with the Development Plan and (b) use Commercially Reasonable Efforts to file applications for Regulatory Approvals required before commercial sale or use of a Shared Product as a drug in a country within the Territory and obtain Regulatory Approvals in each country in the Territory in which the parties, either individually or jointly, intend to Commercialize Shared Products in accordance with the Development Plan. The Steering Committee will be responsible for designating a party by [*] to be responsible for filing all regulatory submissions in each country in the Territory in which Shared Products will be Commercialized. The party not responsible for filing regulatory submissions for a Shared Product in a country pursuant to this Agreement shall have a right to cross-reference to all such filings made by the other party for such Shared Product in any country. The parties will cooperate in the preparation of all such regulatory filings and in obtaining Regulatory Approvals under this Section 3.11, including without limitation


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providing access to each party's data and information obtained under the Program and the Development Plan to the extent necessary for obtaining Regulatory Approvals of Shared Products.

3.12 LINE EXTENSIONS. NeoGenesis and Immusol may each prepare and submit to the Steering Committee for consideration plans for Development of Shared Product line extensions and the conduct of clinical trials covering indications other than those for which Shared Products are then being Developed or Commercialized in the Territory. Any such line extensions or any additional clinical trials for additional indications will be subject to the approval and supervision of the Steering Committee as part of the ongoing Development of such Shared Product.

3.13 THIRD PARTY TECHNOLOGY; CONSENTS TO CERTAIN SUBLICENSES. If either party becomes aware of (a) an opportunity to participate in research with a third party that could advance the Pre-Clinical Development of a Designated Shared Compound or Derivative Compound thereof or the Development of a Shared Product; or (b) an opportunity to obtain a license or other right owned or controlled by a third party relating to the Manufacture, marketing, import, use or sale of a Shared Product, it shall so notify the other party and the Steering Committee will determine whether to pursue such opportunity. In the event that the parties pursue such opportunity under Section 3.13(a), they shall grant appropriate licenses or sublicenses, as applicable, to such third party solely to perform the tasks designated and approved by the Steering Committee for such third party and provide for confidentiality and non-use obligations, and for ownership of or licenses under such third party's inventions and related intellectual property rights arising in the course of work performed by such third party pursuant to this Agreement consistent with those provided in the applicable provisions of this Agreement. If the parties, in connection with any opportunity described in subsection (a) or (b), incur obligations to make payments to a third party, such payments shall be included in the calculation of Expenses or Development Costs, as the case may be, of the party making such payment. Neither party shall enter into any sublicense under which such party shall receive any consideration from the relevant sublicensee in the form of an equity investment in, or as a loan to, such party without the other party's prior written consent, not to be unreasonably withheld.

3.14 TERMINATION OF PARTICIPATION IN COLLABORATIVE DEVELOPMENT. (a) Either party may elect, on a Designated Shared Compound-by-Designated Shared Compound, Derivative Compound thereof-by-Derivative


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Compound thereof or Shared Product-by-Shared Product basis, as the case may be, to terminate its participation in, or to not participate in, the Pre-Clinical Development of a given Designated Shared Compound or Derivative Compound thereof or Development of a given Shared Product based upon or incorporating such Designated Shared Compound or Derivative Compound thereof by written notice to the other party: (i) at any time prior to expiration of the forty five (45) day period following such party's receipt of final copies of all material documents to be filed with the FDA or equivalent Regulatory Authority as part of an IND submission for such Designated Shared Compound or Derivative Compound thereof,
(ii) during the period commencing upon receipt by such party of final reports covering all aspects of completed Phase I Clinical Trials for such Shared Product and ending forty five (45) days thereafter; or (iii) during the period commencing upon receipt by such party of final reports covering all aspects of completed Phase II Clinical Trials for such Shared Product and ending forty five
(45) days thereafter. After receipt of such notice by the other party in accordance with this Section 3.14, the party providing such notice shall no longer be responsible for bearing further Development Costs for such Designated Shared Compound or Derivative Compound thereof or Shared Product pursuant to
Section 3.8 (except as set forth in the next succeeding sentence), in which event the other party will have the right to proceed independently to Develop such Designated Shared Compound or Derivative Compound thereof or Shared Product as an Independent Compound or Independent Product, and the party continuing such Development shall thereafter be deemed to be the Independent Party therefor, as provided in Section 3.15. In the event a party gives notice under this Section 3.14, such non-Independent Party (i) will remain responsible for its share of Development Costs for such Designated Shared Compound or Derivative Compound thereof or Shared Product until ninety (90) days from the date the other party receives such notice, and (ii) will make its personnel, relevant data and other resources available to the Independent Party as necessary to effect an orderly transition of Pre-Clinical Development and Development responsibilities, with the costs of such personnel, relevant data and resources to be borne by the Independent Party after it receives a notice under this Section 3.14. In the event of a party's termination of participation in Pre-Clinical Development or Development of a Designated Shared Compound or Derivative Compound thereof or Shared Product in accordance with this Section 3.14, such party shall transfer and assign to the Independent Party all Regulatory Approval submissions, including all applications relating to such Designated Shared Compound, Derivative Compound thereof and/or Shared Products based upon or incorporating such Designated Shared


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Compound or Derivative Compound thereof, together with all materials and data related thereto in its possession.

       (b) If, at any time during Pre-Clinical Development or Development activities, both parties elect, on a Designated Shared Compound-by-Designated Shared Compound basis, Derivative Compound thereof-by-Derivative Compound thereof basis or a Shared Product-by-Shared Product basis, as the case may be, to terminate Pre-Clinical Development of a Designated Shared Compound or Derivative Compound thereof or to terminate Development of a Shared Product, the parties shall confer and mutually agree on a plan for seeking a purchaser or licensee for the Designated Shared Compound, Derivative Compound thereof or Shared Product, as applicable.

3.15 INDEPENDENT DEVELOPMENT. (a) In the event (i) a party, pursuant to Sections 3.2, 3.3, 3.4 or 3.14, elects not to, or does not, participate in and commit resources to the pre-clinical development of a Selected Shared Compound as a Designated Shared Compound, or the pre-clinical development of a Discontinued Compound or a Non-Proposed Compound, or (ii) any party unilaterally terminates its participation in the Pre-Clinical Development or Development of a Designated Shared Compound, Derivative Compound thereof or Shared Product pursuant to
Section 3.14, then the party that either made an affirmative election to conduct such Pre-Clinical Development of such Selected Shared Compound, or the Pre-Clinical Development of a Discontinued Compound or a Non-Proposed Compound, or is continuing Pre-Clinical Development or Development of a Designated Shared Compound, Derivative Compound thereof or Shared Product (in either case, the INDEPENDENT PARTY), shall have the right to practice the licenses granted in
Section 4.1 and to undertake pre-clinical development of a Selected Shared Compound, Discontinued Compound or Non-Proposed Compound or to continue Pre-Clinical Development and Development of such Designated Shared Compound, Derivative Compound thereof or Shared Product independently as an INDEPENDENT COMPOUND or INDEPENDENT PRODUCT, at its sole cost and in its sole direction. Subject to reinstatement pursuant to exercise of its Re-Engagement Option set forth in Section 3.16, the non-Independent Party's license under Section 4.1 shall be terminated with respect to such Independent Compound or Independent Product. Neither party may charge the services of its personnel or any third party to research or develop an Independent Compound, Derivative Compound thereof or Independent Product to the other party.


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       (b) Until the earlier of the Re-Engagement Expiration Date or the date on which the Independent Party receives a Re-Engagement Notice for an Independent Compound, Derivative Compound thereof or an Independent Product from the non-Independent Party, the Independent Party will (i) inform the other party of all material information developed in its research and development of each Independent Compound, Derivative Compound thereof or Independent Product; and
(ii) provide the other party a copy of all proposed regulatory submissions relating to such Independent Compound, Derivative Compound thereof or Independent Product at least thirty (30) days prior to submitting such filing to the applicable Regulatory Authority.

       (c) In the event either party elects to proceed as an Independent Party, subject to Section 3.16, such Independent Party shall be entitled to develop such Independent Compound or any Derivative Compound thereof and Commercialize such Independent Product at its sole discretion, alone or with a third party (subject to Section 3.15(d)), with no obligation to the other party other than the payment of royalties in accordance with Sections 3.18 or 3.19 and those obligations imposed under Sections 3.20 and 3.22.

       (d) The Independent Party may not sublicense any intellectual property rights to the extent such right is necessary or useful to research, Develop, have Developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export an Independent Compound, Derivative Compound thereof or Independent Product to any third party without the consent of the non-Independent Party prior to the Re-Engagement Expiration Date for such Independent Compound, Derivative Compound thereof or Independent Product.

       (e) If either party terminates its research, Development or Commercialization of an Independent Compound, Derivative Compound thereof or an Independent Product, then (i) it shall promptly so notify the other party, (ii) such compound shall no longer be an Independent Compound, Derivative Compound thereof and such product shall no longer be an Independent Product; (iii) the licenses granted to such Independent Party by the non-Independent party for such compound or product shall terminate upon such other party's receipt of such notice; and (iv) the parties will confer and mutually agree on a plan for seeking a purchaser or licensee for such Independent Compound, Derivative Compound thereof or Independent Product, as applicable.


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3.16 RE-ENGAGEMENT OPTION. (a) Either party may elect to resume its participation in the Pre-Clinical Development or Development of an Independent Compound, Derivative Compound thereof or Independent Product throughout the Territory by so notifying the Independent Party for such Independent Compound, Derivative Compound thereof or Independent Product (the RE-ENGAGEMENT NOTICE), at any time prior to the expiration of the forty five (45) day period commencing upon receipt by the non-Independent Party of the final report summarizing the results of all Phase II Clinical Trials (RE-ENGAGEMENT EXPIRATION DATE) for such Independent Compound, Derivative Compound thereof or Independent Product. If a party so elects to resume participation hereunder, such Independent Compound, Derivative Compound thereof or Independent Product shall immediately cease to be an Independent Compound, Derivative Compound thereof or Independent Product, as applicable, and shall instead be designated a Designated Shared Compound or Shared Product for all purposes under this Agreement, including but not limited to calculating each party's responsibility for paying Development Costs and Expenses and receiving the Share of Profit commencing upon and continuing after the Independent Party's receipt of the Re-Engagement Notice.

       (b) If a party provides a Re-Engagement Notice pursuant to Section 3.16(a), then such party shall pay to the Independent Party [*] of the non-Independent Party's share, based on the allocation set forth in Section 3.8, of the costs of Pre-Clinical Development and Development of the Independent Compound, Derivative Compound thereof or Independent Product incurred by the Independent Party after the date upon which it commenced Pre-Clinical Development or Development of such compound or product as an Independent Compound or Independent Product and prior to the date of the Re-Engagement Notice, calculated as if such Independent Compound or Derivative Compound thereof had been a Designated Shared Compound or such Independent Product had been a Shared Product during such period of Pre-Clinical Development and Development by the Independent Party therefor (the RE-ENGAGEMENT AMOUNT). In calculating such amounts, the parties will use the FTE rate as set forth in
Section 3.9. The non-Independent Party shall pay the Re-Engagement Amount in four (4) equal quarterly installments beginning on the first day of the calendar quarter following the date upon which the Independent Party receives the relevant Re-Engagement Notice.

3.17 PROFITS AND LOSSES. Each party's SHARE OF PROFIT shall equal fifty percent (50%) of all Shared Product Profits for all Shared Products sold in the Territory, and each party's SHARE OF LOSS shall equal fifty percent (50%) of


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all Shared Product Losses for all Shared Products sold in the Territory. Each party shall be responsible for its Share of Loss and shall be entitled to receive its Share of Profits. Each party shall also receive fifty percent (50%) of all Sublicense Revenue in the Territory, which sublicense agreements shall conform to the requirements of Section 3.13. Shared Product Profits, Shared Product Losses and Sublicense Revenue shall be determined and paid as set forth in Section 3.23.

3.18 ROYALTIES ON SALES OF INDEPENDENT PRODUCTS AFTER REVOCATION OF COMMERCIALIZATION RIGHTS. In the event a party elects to terminate its participation in the Commercialization of a Shared Product in a country or countries in the Territory pursuant to Section 3.23(d), the parties shall negotiate in good faith for a period of ninety (90) days following the non-terminating party's receipt of such notice to determine the appropriate royalty to be paid on Net Sales of such Shared Product as an Independent Product by the other party as an Independent Party in such country or countries. In the event the parties are unable to agree on the appropriate royalty pursuant to the immediately preceding sentence, the Independent Party with respect to such Independent Product shall pay to the other party a royalty on annual Net Sales of such Independent Product in each such country in the Territory pursuant to Section 3.19, except that the applicable royalty shall be: [*] of the portion of aggregate annual Net Sales of such Independent Product in such country that is [*] of the portion of annual aggregate Net Sales of such Independent Product in such country that is [*] the portion of annual aggregate Net Sales of such Independent Product in such country that is [*] of the portion of annual aggregate Net Sales of such Independent Product in such country that is [*]. Such royalty will be payable on a quarterly basis in respect of each country in which sales of such Shared Product occur and in which a party has elected to terminate its participation in the Commercialization of such Shared Product until the expiration of the license granted to the non-terminating party under Section 4.1 with respect to such Shared Product. Such royalty is subject to offsets as provided in the last sentence of Section 3.19.

3.19 ROYALTIES OTHER THAN IN THE EVENT OF REVOCATION OF PROMOTION RIGHTS. Except as otherwise provided in Section 3.18, the Independent Party will pay the non-Independent Party, in lieu of any Share of Profits, a royalty on Net Sales of each Independent Product equal to:

       (a) [*] of Net Sales of such Independent Product if the non-Independent Party did not participate, or terminates its participation, in the Pre-Clinical Development of the relevant Designated Shared Compound pursuant to Section 3.14 prior to the submission of an IND on such compound;


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       (b)  [*] of Net Sales of such Independent Product if the non-Independent
            Party terminates its participation in the Development of the relevant Designated Shared Compound pursuant to Section 3.14 upon or following the submission of an IND on such Independent Product but prior to the end of the first Phase I Clinical Trial therefor;

       (c) [*] of Net Sales of such Independent Product if the non-Independent Party terminates participation in the Development of the relevant Shared Product pursuant to Section 3.14 upon or following the end of the first Phase I Clinical Trial on such Shared Product; or

       (d) [*] of Net Sales of such Independent Product if the non-Independent Party terminates participation in the Development of the relevant Shared Product pursuant to Section 3.14 upon or following the end of the first Phase II Clinical Trial on such Shared Product.

Such royalty shall be payable on a quarterly basis in respect of each country in which sales of such Independent Product occur until the expiration of the license granted the Independent Party under Section 4.1 with respect to such Independent Product. The Independent Party may offset [*] of any royalties it must pay to third parties pursuant to any licenses necessary to Manufacture and Commercialize Independent Products against royalties payable by the Independent Party to the non-Independent Party; PROVIDED, HOWEVER, that in no event shall the royalties payable by the Independent Party to the non-Independent Party be reduced to less than [*] of the amounts that would have otherwise been due under the percentages set forth in this Section 3.19 or Section 3.18, as applicable.

3.20 REMITTANCE. (a) Subject to Section 3.20(c), all payments required under Sections 3.18 and 3.19 shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States Dollars at the simple average of all Mondays' exchange rate for buying United States Dollars set forth in THE WALL STREET JOURNAL for the calendar quarter in which such sales were made.

       (b) In the event that any payment due either party under this Agreement is not made when due, the amount due shall accrue interest beginning on the fifth day following the final date on which such payment


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was due, calculated at the annual rate equal to the prime interest rate reported in the WALL STREET JOURNAL for the due date, or, if lower, the maximum rate permitted by law, calculated from the due date until paid in full. Such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of the party to whom payment is due to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

       (c) If at any time legal restrictions within any country in the Territory prevent the conversion of the local currency and such currency cannot be removed from such country such that prompt remittance by the party owing a royalty of any royalties owed in respect of sales in such country is prevented, the party owing a royalty shall make payment through any lawful means or methods that may be available as such party shall reasonably determine. If royalties in any country cannot be remitted within three (3) months after the end of the relevant royalty period, then the party owing a royalty shall pay the other party in the local currency of such country by deposit of the relevant royalties in a bank account in such country designated by the other party.

3.21 TAXES. The burden of paying all withholding or similar taxes that may be imposed by any governmental authority on royalty and Share of Profit payment amounts provided in this Section 3 with respect to Shared Products shall be shared equally by Immusol and NeoGenesis. The burden of paying all withholding or similar taxes that may be imposed by any governmental authority on royalty payment amounts provided in this Section 3 with respect to Independent Products shall be paid by the party receiving such royalty, and the party making such royalty payment shall make such withholding payments as required and subtract such withholding payments from the payments to be made to the other party in respect of such Independent Products, or, if applicable, the party receiving such royalty payment will reimburse the other party or its designee(s) for the amount of such withholding payments that are not subtracted from the payments made to the party receiving such royalty payment as set forth in this Section 3.21, within fifteen (15) days of notice from the party making such royalty payment in respect of Independent Products. The party that makes any such withholding payment shall provide the other party with documentation of such withholding and payment in a manner that is satisfactory for purposes of reporting to the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of the party receiving such royalty payment. Withholding


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payments made by the party making such royalty payment in respect of Independent
Products pursuant to this Section 3.21 shall be made based upon financial information provided to such party by the party receiving such royalty payment, and to the extent that such information is incorrect, the party receiving such royalty payment shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment. If the party making such royalty payment is required to pay any such deficiency, or any fine, assessment or penalty for any such deficiency, the party receiving such royalty payment shall promptly reimburse it for such payments, within fifteen (15) days of notice to the party receiving such royalty payment. The parties will cooperate to minimize, to the extent legally permissible, the tax liabilities related to this Agreement. Notwithstanding the foregoing, such cooperation shall not cause any adverse tax consequences to be incurred by either party which would not have otherwise been incurred under the provisions of this Agreement, including this Section 3.21.

3.22 RECORDS AND INSPECTION. (a) NeoGenesis and Immusol and, if applicable, their respective Affiliates and sublicensees, each shall keep accurate books and accounts of record (prepared in accordance with GAAP) in connection with the Pre-Clinical Development, Development, Manufacture and/or Commercialization by or for such party of all Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products in the Territory in sufficient detail to permit accurate determination of all figures necessary for verification of Development Costs, royalties, Shared Product Profits, Shared Product Losses, Sublicense Revenue, Expenses and other compensation required to be paid or expenses required to be shared hereunder. NeoGenesis and Immusol shall maintain such records for a period of three (3) years after the end of the year in which such records were generated.

       (b) Each party and, if applicable, its Affiliates shall, and shall provide in any agreements with any sublicensees that such sublicensees shall, make such records available for inspection by an independent certified public accountant, mutually agreed to by the inspecting party and the party being inspected, during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the inspecting party, to verify the accuracy of the reports and any compensation required to be paid or expenses required to be shared hereunder. Such inspection right shall not be exercised more than once in any calendar year.


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The inspecting party agrees to hold in confidence all information concerning payments, expenses and reports, and all information learned in the course of any inspection, except to the extent necessary for the inspecting party to reveal such information in order to enforce its rights under this Agreement in a proceeding in accordance with Section 9.1 or if disclosure is required by law, regulation or judicial order. Any person or entity conducting such inspection will agree in writing with the inspecting party to treat all records reviewed in the course of the inspection as the Confidential Information of the party being inspected under terms and conditions no less restrictive than the terms contained in Section 5.2. The results of each inspection shall be binding on both parties absent mathematical error. The inspecting party shall pay for such inspections, except that in the event there is any upward adjustment in aggregate amounts payable for any year shown by such inspection of more than five percent (5%) of the amount paid, the party being inspected shall pay for such inspection.

3.23 SHARED PRODUCT REPORTING AND PAYMENTS OF THE PARTIES' SHARE OF PROFIT/LOSS.
(a) Payments and reporting for each Shared Product shall be made as follows. Within forty five (45) days after the close of each party's accounting year in which Shared Products are sold, or earlier if possible, each party shall furnish to the other party a profit and loss statement for such accounting year setting forth for each country in the Territory in which Shared Products were developed or sold during such year, Net Sales of each Shared Product, Expenses, Sublicense Revenue and all data on which the determination of each party's Share of Profit, Share of Loss or share of Sublicense Revenue was calculated. If either party owes an amount of Share of Profit or Share of Loss to the other party pursuant to Section 3.17, then it shall make such payment within thirty (30) days after receipt of the profit and loss statement, but in no event shall such payment be due earlier than sixty (60) days after the end of the relevant period.

       (b) For the purposes of calculating Shared Product Profit or Shared Product Loss for a Shared Product, a given item of cost or expense shall be allocated only to one category of cost and expense and not to multiple categories. Each party agrees to determine such costs and expenses hereunder with respect to Shared Products using its standard accounting procedures, consistently applied, to the maximum extent practical, as if such Shared Product were a solely owned product of the party, except as specifically provided in this Agreement. The parties also recognize that such procedures may change from time to time and that any such changes may affect the definitions of the elements of the Shared Product Profit or Shared Product Loss. The parties agree that, where such changes are economically


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material to either party, adjustments shall be made to compensate the affected party in order to preserve the same economics as reflected under this Agreement under such party's accounting procedures in effect as of the date on which the activity in question (for example, Development, marketing or Manufacturing) first commences under this Agreement. Transfers between a party and its Affiliates (or between such Affiliates) shall not have effect for purposes of calculating revenues, costs, profits, royalties or other payments or expenses under this Agreement.

3.24 COMMERCIALIZATION. (a) The Steering Committee shall oversee and implement all Commercialization activities in the Territory for Shared Products, based on the principle of maximizing profits from sales of Shared Products. The Steering Committee shall have the ability to determine whether the objective of maximizing profits from sales of Shared Products in the Territory is best achieved through, INTER ALIA, granting sublicenses to a third party or third parties, creating or entering into joint ventures with third parties or jointly Commercializing such Shared Products as provided in this Section 3.24. In the event the Steering Committee determines that the foregoing objective is best achieved by activities other than as provided in this Section 3.24, the Steering Committee shall determine [*] the optimal alternative structure and the duties, responsibilities and economic parameters for the parties and third parties in such alternative structure.

       (b) No later than one month after filing of the NDA for a Shared Product, the Steering Committee shall commence preparation of a marketing plan (MARKETING
PLAN) and a marketing budget (MARKETING BUDGET) for such Shared Product. The Commercialization of a Shared Product in the Territory will be governed by the Marketing Plan and Marketing Budget. The Marketing Plan and Marketing Budget will describe fully, to the extent practicable, the proposed plan for Commercialization of the Shared Product in each country in which the parties Commercialize Shared Products, including overall marketing strategy, marketing, sales and promotion efforts to be performed by each party, market and sales forecasts, pricing, reimbursement and discounting analysis and estimated launch date, as well as preparation of advertising and other promotional materials to be used in the promotion of Shared Products. The Marketing Plan will take into consideration market conditions, regulatory factors and competition with respect to the Shared Product. The Marketing Budget will include all projected Expenses for the Shared Product. The initial Marketing Plan and Marketing Budget shall be completed by the Steering Committee no later than [*] after the first filing of an NDA (or its foreign equivalent) for a Shared Product in any country in the Territory. Each such Marketing Plan and


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Marketing Budget shall thereafter be updated by the Steering Committee every
[*], or more frequently if agreed by the parties.

       (c) NeoGenesis and Immusol shall have the co-exclusive responsibility for promoting such Shared Product in the Territory, except as otherwise provided in
Section 3.24(a). Immusol and NeoGenesis shall each diligently perform its respective obligations under the Marketing Plan and use Commercially Reasonable Efforts to Commercialize Shared Products in the Territory pursuant to the terms and conditions hereof. The parties intend that each party shall provide fifty percent (50%) of the total promotional and marketing effort (including details, if determined to be an appropriate sales activity for a party by the Steering Committee) for each Shared Product being Commercialized by the parties in the Territory, as determined by the Steering Committee. The Steering Committee will determine appropriate written standards for measuring, and accounting procedures to confirm and document, each party's marketing and promotional effort under the Marketing Plan, no later than one month after the filing of the NDA for any Shared Product. Nothing contained in this Section 3.24 shall be deemed to preclude either party from relinquishing its right to participate in the Commercialization of Shared Products in the Territory pursuant to Section 3.24(d), at any time.

       (d) Either party may terminate its participation in the Commercialization of a Shared Product in any country in the Territory at any time following six
(6) months' prior written notice to the other party. In such case, the other party may continue Commercialization of such Shared Product as an Independent Product, either alone or with a third party, and shall thereafter be deemed to be an Independent Party for such Independent Product solely with respect to such country or countries, effective as of the date of the terminating party's notice hereunder, in which case the terminating party's license under Section 4.1 shall be terminated in the country or countries in which such party has terminated its participation in the Commercialization of such Shared Product (the TERMINATED COUNTRIES). In the event a party elects to cease participating in the Commercialization of a Shared Product in a country in the Territory and the other party proceeds to Commercialize such Shared Product in the Terminated Countries as an Independent Product, the terminating party shall (i) transfer and assign to the Independent Party all regulatory submissions and Regulatory Approvals in such country relating to such former Shared Product, together with all materials and data related thereto in its possession, and (ii) transfer to the Independent Party all other relevant information that will enable such Independent Party to Commercialize such


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former Shared Product as an Independent Product in such country. A non-Independent Party may not reinitiate its participation in the Commercialization of a Shared Product in any country in the Territory in which it relinquished such right hereunder. Any relinquishment of a party's right to Commercialize Shared Products pursuant to this Section 3.23(d) shall not be a breach of this Agreement. If both parties terminate their participation in the Commercialization of a Shared Product, the parties will confer and mutually agree on a plan for seeking a third party to conduct such Commercialization.

       (e) The parties shall disseminate in the Territory only those promotional and advertising materials that have been provided or approved for use by the Steering Committee, and the cost of producing such materials shall be an Expense of the party incurring such cost. All such materials shall be consistent with the relevant Marketing Plan and Marketing Budget approved, [*], by the Steering Committee and neither party shall make any claims or representations in respect of the Shared Products outside the scope of those previously approved by the Steering Committee.

       (f) The Steering Committee shall designate a party as being primarily responsible for each country in the Territory for booking sales, establishing pricing for Shared Products based upon the market analyses performed by the parties under the direction of the Steering Committee, obtaining necessary pricing approvals, handling returns and customer complaints and providing samples. In addition, the Steering Committee shall determine the policies and procedures necessary to implement the foregoing, including coordination of the parties' efforts to train sales and marketing representatives for Shared Products.

3.25 TRADEMARKS. (a) The parties shall mutually select the trademark or trademarks for a Shared Product. To the extent commercially reasonable and appropriate, a single trademark shall be used for each Shared Product in all countries in the Territory. To the extent the parties determine that the use of a single trademark for a given Shared Product is impractical or not advisable given cultural and other differences among countries in the Territory, the parties shall agree on the appropriate trademark for a Shared Product for use within different countries within the Territory; PROVIDED that in no event shall different trademarks be used for the same Shared Product within the same country in the Territory (unless such Shared Product is being sold for more than one indication and the parties mutually agree). Each trademark shall be used only in connection with the applicable Shared Product and shall not be used by either party on, or in connection


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with, any other product. The Steering Committee shall determine which party shall own each trademark used to promote Shared Products in the Territory and assign responsibility to one or both parties for searching candidate trademark names and filing, prosecuting, maintaining and all reasonable steps necessary in defending each Shared Product trademark application(s) and/or trademark(s), as applicable.

       (b) The party owning a given trademark and related intellectual property rights in a country in the Territory shall, and hereby does, grant to the other party a nonexclusive, royalty-free license, with the right to grant sublicenses only with the prior written consent of the granting party, not to be unreasonably withheld, to use such trademark to promote and Commercialize Shared Products as permitted under this Agreement, provided that the party receiving such license shall refrain from taking any actions that may dilute or otherwise reduce the value of such trademark. If necessary under the trademark laws of a country in the Territory, the party owning a given trademark shall record the other party as an authorized user of such trademark in such country. The parties shall approve all trade dress, logos, slogans, designs and copyrights used on and in connection with any Shared Product in the Territory. During the term of this Agreement, the Screening Committee shall approve all printed materials bearing each trademark for a Shared Product in the Territory, including but not limited to business materials, printed materials, advertising materials, promotional materials and any such other materials that may reference or incorporate such trademark.

       (c) In the event that any action or proceeding is brought against either or both NeoGenesis or Immusol with respect to a Shared Product trademark in the Territory or relating to any alleged infringement of a third party's trademark, trade dress or similar intellectual property rights in the Territory arising out of the parties' promotion or Commercialization of Shared Products pursuant to this Agreement, each party shall promptly notify the other and cooperate in the defense of any such action or proceeding, as applicable. The parties shall agree on the management of such action. In the event Immusol or NeoGenesis becomes aware of any actual or threatened violation of any trademark for a Shared Product in any country in the Territory, that party shall promptly notify the other party and the Steering Committee shall promptly discuss how to proceed in connection with such actual or threatened violation. Any expenses incurred by either or both parties for searching candidate trademark names, filing, prosecuting, maintaining, defending and enforcing trademark application(s) and/or


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trademark(s) (as applicable) for Shared Products shall be included as an element of the Other Allowable Expenses.

3.26 SUPPLY OF SHARED PRODUCT. The Steering Committee shall be responsible for determining the sources of, and arrangements for, the clinical and commercial Manufacture and supply of Designated Shared Compounds and Shared Products in a manner designed to result in long-term profit maximization for such Shared Products. The Steering Committee shall endeavor to establish multiple sources of bulk material and fill and finish services and to establish policies for the maintenance of inventories of key intermediates, bulk material and finished products and for such other matters as necessary or useful to assure such supply of Shared Products in the Territory. The Independent Party shall arrange for the Manufacture and supply of Independent Compounds, Derivative Compounds thereof and Independent Products, in both bulk and finished form.

3.27 SPECIFICATIONS FOR SHARED PRODUCTS. The parties shall designate one of the parties to be responsible for establishing, subject to [*] by the Steering Committee, the specifications for bulk and finished Shared Product, and providing and maintaining any necessary documentation, certificates of analysis and test results, for each Shared Product. Copies of all such specifications and other information and documentation will be provided promptly to each party. In addition, notice of, and results and data from, all FDA (or its foreign equivalent) audits relating to the Manufacture of Shared Products will be provided to each party.

3.28 TERMS OF MANUFACTURE AND SUPPLY. The parties shall establish procedures acceptable to both parties regarding forecasting of and ordering for each party's requirements of the Shared Products in the Territory.

3.29 ADVERSE EVENTS. During the term of this Agreement, each party shall promptly advise the other by telephone, telefax or overnight delivery service of every serious or unexpected side effect, adverse reaction or injury that has been brought to that party's attention and which is alleged to have been caused by a Shared Product. For each country in the Territory, the party that has the responsibility for filing the Regulatory Approval and the IND (or foreign equivalent) in such country for such Shared Product shall have all rights and responsibilities to report such side effect, adverse reaction or injury to the appropriate Regulatory Authority(ies) as required by Applicable Laws. The parties shall establish a procedure for such


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reporting obligations prior to commencement of Phase I Clinical Trials for the first Shared Product.

3.30 COMMUNICATION WITH REGULATORY AGENCIES. If a party is contacted by the FDA or any equivalent regulatory agency in any country in the Territory during the term of this Agreement pertaining to a Shared Product, Immusol and NeoGenesis shall promptly, but always within two (2) business days, notify and consult with one another. The party that has responsibility for regulatory filings for a Shared Product shall provide an appropriate response to such contact after such consultation with the other party, except where an earlier response may be required by law or to assure patient safety.

3.31 SHARED PRODUCT RECALL. In the event that NeoGenesis or Immusol determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of any Shared Product or any lot or lots thereof from the market in a country within the Territory, it shall promptly advise and consult with the other party with respect thereto. Thereafter, on a country-by-country basis, the owner of the Regulatory Approval for such Shared Product in a country shall, in its sole discretion (except as otherwise required by such government authority), have the right to order a recall or other removal after such consultation, and the other party shall co-operate with such recall. Any expenses related to a recall in the Territory for a Shared Product shall be included in Recall Expenses.

4. LICENSE; PROPRIETARY RIGHTS

4.1 GRANT OF LICENSE. (a) Subject to the terms and conditions of this Agreement, NeoGenesis hereby grants to Immusol, and Immusol hereby accepts, a co-exclusive (with NeoGenesis) worldwide right and license, without the right to sublicense except in accordance with Section 4.1(c), within the Territory, to use (i) the NeoGenesis Intellectual Property and NeoGenesis Patent Rights and (ii) the Program Intellectual Property owned by NeoGenesis, in each case with application to the Field to the extent necessary or useful to research, develop, have developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export Designated Shared Compounds, Derivative Compounds thereof, Shared Products and, to the extent permitted under Section 3.15, Independent Compounds, Derivative Compounds thereof and Independent Products.


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       (b) Subject to the terms and conditions of this Agreement, Immusol hereby grants to NeoGenesis, and NeoGenesis hereby accepts, a co-exclusive (with Immusol), worldwide right and license, without the right to sublicense except in accordance with Section 4.1(c), within the Territory, to use (i) the Immusol Intellectual Property and Immusol Patent Rights and (ii) the Program
Intellectual Property owned by Immusol, in each case with application to the Field to the extent necessary or useful to research, develop, have developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export Designated Shared Compounds, Derivative Compounds thereof and Shared Products and, to the extent permitted under Section 3.15, Independent Compounds, Derivative Compounds thereof and Independent Products.

       (c) Either party may sublicense the rights licensed under this Section
4.1 with the prior written consent of the other party (such consent not to be unreasonably withheld) to a licensee that: (i) agrees in writing to accept all terms and conditions of this Agreement; and (ii) accepts all other reasonable conditions of the non-licensing party.

       (d) The licenses granted under this Section 4.1 shall be treated as a license of rights to "intellectual property" (as defined in Section 101(56) of Title 11 of the United States Code, as amended (the BANKRUPTCY CODE)) for purposes of Section 365(n) of the Bankruptcy Code. The parties agree that the party holding the license from the other party may elect to retain and may fully exercise all of its rights and elections under the Bankruptcy Code, PROVIDED that it abides by the terms of this Agreement.

       (e) Each party, as applicable, shall mark or have marked all containers or packages of Shared Products or Independent Products that are the subject of the license granted under this Section 4.1 in accordance with the patent marking laws of the jurisdiction in which such products are manufactured, used or sold.

       (f) Subject to the next succeeding sentence and the provisions of Section 8.4, unless sooner terminated in accordance with Section 8.2, the licenses under Sections 4.1 (a) and 4.1 (b) with respect to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products will remain in effect on a compound-by-compound, product-by-product and country-by-country basis until the earlier to occur of the first date on which: (i) Net Sales on Shared Products and Independent Products, as the case may be, shall be reduced from a positive number to


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zero; and (ii) neither party is then pursuing research, Pre-Clinical
Development or Development of the applicable Designated Shared Compound, Derivative Compound thereof, Shared Product, Independent Compound, Derivative Compound thereof or Independent Product, in each case using Commercially Reasonable Efforts. If either party elects to terminate participation in the Pre-Clinical Development or Development of any Designated Shared Compounds, Derivative Compound thereof or Shared Product in accordance with Section 3.14, any license granted to the non-participating party with respect to the applicable Designated Shared Compound, Derivative Compound thereof or Shared Product shall terminate until such time (if any) as a party resumes participation in the Pre-Clinical Development or Development of such Designated Shared Compound, Derivative Compound thereof or Shared Product, in which case such license shall revive and be of full force and effect with respect to such Designated Shared Compound, Derivative Compound thereof or Shared Product until terminated in accordance with the first sentence of this Section 4.1(e).

4.2 PROPRIETARY RIGHTS. (a) This Agreement does not convey to NeoGenesis any rights in any Inunusol Intellectual Property, Immusol Patent Rights or any other intellectual property, patents or patent applications of Immusol by implication, estoppel or otherwise except for the rights expressly granted in Sections 2.3 and 4.1. Title to the Immusol Intellectual Property, Immusol Patent Rights and any other intellectual property, patents or patent applications of Immusol shall at all times remain vested in Immusol.

       (b) This Agreement does not convey to Immusol any rights in any NeoGenesis Intellectual Property, NeoGenesis Patent Rights or any other intellectual property, patents or patent applications of NeoGenesis by implication, estoppel or otherwise except for the rights expressly granted in Sections 2.3 and 4.1. Title to the NeoGenesis Intellectual Property, NeoGenesis Patent Rights and any other intellectual property, patents or patent applications of NeoGenesis shall at all times remain vested in NeoGenesis.

       (c) Title to and any interest in Program Intellectual Property described in clause (a) of the Program Intellectual Property definition (including corresponding Program Patent Rights) shall be the property of NeoGenesis. Except as described in the last sentence of this Section 4.2(b), title to and any interest in Program Intellectual Property described in clause (b) of the Program Intellectual Property definition (including


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corresponding Program Patent Rights) shall be jointly held by Immusol and
NeoGenesis. Title to and any interest in Program Intellectual Property described in clause (c) of the Program Intellectual Property definition (including corresponding Program Patent Rights) shall be the property of Immusol. Notwithstanding any of the foregoing, Program Intellectual Property, regardless of inventorship, shall be: (i) the property of NeoGenesis if such Program Intellectual Property is directly related to the NeoMorph Screening Library (except as described in Section 4.2(a)(ii)(B) below), ALIS or QSCD; and (ii) the property of Immusol if such Program Intellectual Property is directly related to the Targets or the uses thereof or to Immusol's functional or secondary assays.

       (d) If required, patent counsel mutually acceptable to the parties and selected by the Steering Committee shall determine inventorship of all Program Intellectual Property in accordance with U.S. patent law (and other U.S. intellectual property law, if applicable).

       (e) NeoGenesis shall retain the following rights with respect to the following NeoGenesis Intellectual Property and Program Intellectual Property owned by NeoGenesis: (i) subject to Sections 2.6(a), 4.1(a), 4.2(a), 4.2(e) and 5.2, NeoGenesis may continue to use its NeoMorph Screening Library to screen target proteins for other parties; and (ii) NeoGenesis shall retain all rights and may continue to use Preliminary Compounds created as part of the Screening Program but not selected as Primary Active Compounds and Primary Active Compounds not selected as Selected Compounds; PROVIDED, HOWEVER, that such Preliminary Compounds and Primary Active Compounds (A) may not be used against the Shared Targets and (B) shall only be used in the event and to the extent they result from use of the NeoMorph Screening Library to screen target proteins for other parties and (C) NeoGenesis will remove all Selected Shared Compounds from the NeoMorph Screening Library.

       (f) Neither party shall use Program Intellectual Property owned by the other party or Confidential Information of the other party outside of the performance of the Program or except as otherwise expressly permitted in this Agreement.

4.3 DISCLOSURE; PATENT PROSECUTION. (a) Each of NeoGenesis and Immusol shall promptly disclose to the other in writing any Invention that might, under the applicable U.S. patent laws, be patentable and constitutes Program Intellectual Property. Such Program Intellectual Property will be added to ATTACHMENT B. Within forty five (45) days following the date of


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such disclosure regarding the existence of particular Program Intellectual
Property that is jointly owned, the parties shall confer and mutually agree as to appropriate protection for such Program Intellectual Property, including a patent application, preparation, prosecution and maintenance strategy. Notwithstanding the provisions of this Section 4.3, neither party shall file any Program Patent Right relating to Program Intellectual Property that is jointly owned without the other party's prior written consent.

       (b) NeoGenesis shall have the sole right, but not the obligation, to file, prosecute, and maintain, at NeoGenesis' sole expense, each of the NeoGenesis Patent Rights throughout the Territory. NeoGenesis shall promptly furnish or have furnished to Immusol copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with such applications (other than patents and patent applications covering solely NeoGenesis Intellectual Property that is not licensed to Immusol under Section 4.1 or assigned to Immusol pursuant to Section 4.2(b)). In the case of patent applications and responses, copies will be furnished to Immusol at least fifteen (15) days before filing or mailing, as the case may be. Immusol may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 4.3(b) and NeoGenesis agrees to consider such comments and suggestions; PROVIDED that nothing herein shall obligate NeoGenesis to adopt or follow such comments or suggestions. Immusol shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned by NeoGenesis or obtained by NeoGenesis pursuant to the last sentence of
Section 4.2(b. NeoGenesis shall promptly provide notice to Immusol as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of any patents or patent applications covering Program Intellectual Property owned by NeoGenesis. NeoGenesis shall not seek patent protection for any NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis covering any Designated Shared Compounds and Derivative Compounds (including any generic composition of matter claims with respect thereto and any Selected Shared Compounds contained therein) until the date specified in Section 3.2 for each party's election of Designated Shared Compounds. In the event that NeoGenesis elects not to file for patent protection under the NeoGenesis Patent Rights or elects not to prosecute or maintain a patent or patent application under the NeoGenesis Patent Rights it shall notify Immusol of such decision at least forty five (45) days prior to the due date of any


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action or payment due. Immusol shall then have the right, but not the obligation, to assume the responsibility therefor at its own cost and expense.

       (c) Immusol shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at Immusol's sole expense, each of the Immusol Patent Rights throughout the Territory. Immusol shall promptly furnish or have furnished to NeoGenesis copies of all patents, patent applications, substantive patent office actions and substantive responses received or filed in connection with such applications (other than patents and patent applications covering solely Immusol Intellectual Property that is not licensed to NeoGenesis under Section 4.1 or assigned to NeoGenesis pursuant to Section 4.2(b)). In the case of such patent applications and responses, copies will be furnished to NeoGenesis at least fifteen (15) days before filing or mailing, as the case may be. NeoGenesis may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 4.3(c) and Immusol agrees to consider such comments and suggestions; PROVIDED that nothing herein shall obligate Immusol to adopt or follow such comments or suggestions. NeoGenesis shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned by Immusol or obtained by Immusol pursuant to the last sentence of Section 4.2(b). Immusol shall promptly provide notice to NeoGenesis as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of any patents or patent applications covering Program Intellectual Property owned by Immusol relating to Generic Rights. Immusol shall not file any patent application covering any Designated Shared Compounds and Derivative Compounds (including any generic composition of matter claims with respect thereto and any Selected Shared Compounds contained therein) without NeoGenesis' prior written consent before the date specified in Section 3.2 for each party's election of Designated Shared Compounds.

4.4 ENFORCEMENT. (a) NeoGenesis shall be solely responsible for defense and enforcement of (i) NeoGenesis Intellectual Property and NeoGenesis Patent Rights and (ii) Program Intellectual Property solely owned by NeoGenesis. Immusol shall be solely responsible for the defense and enforcement of (A) Immusol Intellectual Property and Immusol Patent Rights and (B) Program Intellectual Property solely owned by Immusol.


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       (b) The parties shall confer and mutually agree upon the manner in which they will pursue any enforcement or defense of Program Intellectual Property that is jointly owned; PROVIDED, that (i) the parties shall contribute equally to any such enforcement or defense action (and to any settlement or judgment paid in respect of such action); (ii) neither party shall settle such action without the consent of the other, which consent shall not be unreasonably withheld; and (iii) the parties shall each be reasonably informed of the progress of any such enforcement or defense and shall each be provided with copies of any documents related to such proceedings and reasonable notice of all proceedings relating to same.

       (c) Any recovery of damages in any defense or enforcement matter relating to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products (obtained by settlement or otherwise) shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the party(ies) handling the suit or settlement thereof. The balance of any such recovery shall be divided equally between the parties. No settlement, consent judgment or other voluntary final disposition of any suit regarding Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products may be entered into without the consent of the other party, which consent shall not be unreasonably withheld.

       (d) Notwithstanding the provisions of Section 4.4(b), in the event that a declaratory judgment action alleging invalidity or non-infringement of any of the patents within NeoGenesis Patent Rights covering the NeoMorph Screening Library, ALIS or QSCD is filed, NeoGenesis shall have the first option, within sixty (60) days after notification of same, to assume defense of the action concerning such patents at its expense, but Immusol shall be entitled to participate in such action, at its own expense.

       (e) In any infringement suit as either party may institute to enforce Immusol Intellectual Property, Immusol Patent Rights, NeoGenesis Intellectual Property, NeoGenesis Patent Rights or Program Intellectual Property, or in any declaratory judgment action alleging invalidity or non-infringement of any Immusol Intellectual Property, Immusol Patent Rights, NeoGenesis Intellectual Property, NeoGenesis Patent Rights or Program Intellectual Property brought against NeoGenesis or Immusol, the other party shall, at the request and expense of the party initiating or defending the suit or action, cooperate and assist in all reasonable respects, having its


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employees testify when requested and making available relevant records, papers, information, specimens and the like.

       (f) Notwithstanding any provisions of Section 4.4 to the contrary, each party shall promptly give written notice to the other of any certification of which it becomes aware filed pursuant to the Hatch-Waxman Act (21 U.S.C. ss.355(b)(2)(A), or ss.355(j)(2)(A)(vii)), or any amendment or successor statute thereto, at least fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 U.S.C. ss.355(c)(3)(c) (or any amendment or successor statute thereto), and the parties shall each perform their obligations under
Section 4.4(a) or 4.4(b), as applicable, so that they are able to commence an infringement action in respect of such matter within the applicable statutory period.

5. CONFIDENTIALITY

5.1 PUBLICITY. The parties shall agree upon the text and the exact timing of an initial public announcement relating to the transactions contemplated by this Agreement as soon as practicable after the Effective Date (such agreement not to be unreasonably withheld or delayed). Each party may thereafter disclose to third parties the specific information contained in such public announcement without the need for further approval by the other party. Thereafter, unless permitted by the preceding sentence, each party agrees not to issue any press release or other public statement, written or oral, to the public, the press, the stockholders or otherwise, relating to this Agreement that has not previously been approved in writing by the other party. Nothing in this Section
5.1 shall prohibit a party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing party shall use good faith efforts to notify and consult with the other party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws.

5.2 CONFIDENTIALITY. (a) Except as permitted in accordance with Section 5.1, either party may only disclose the general nature, but not the specific financial or other material terms, of this Agreement without the prior consent of the other party; PROVIDED that either party may provide a copy of this Agreement or disclose the terms of this Agreement (i) to any finance provider in conjunction with a financing transaction, if such finance provider agrees to keep this Agreement confidential, (ii) to enforce its rights under this Agreement in a proceeding in accordance with Section 9.1, (iii) to


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any legal or financial advisor of such party, or (iv) in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same; PROVIDED, the party that receives such order or process provides prompt notice to the disclosing party before making any disclosure (to the extent possible) and permits the disclosing party to oppose or narrow such request for disclosure and supports any of disclosing party's reasonable efforts to oppose such request (at disclosing party's expense) and shall disclose the terms of this Agreement only in the event of a final judgment or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

       (b) Confidential Information of each party and Program Intellectual Property owned by such party will be used by the other party solely for the purposes permitted by this Agreement. All Confidential Information and any Program Intellectual Property owned by a party will be received and held in confidence by the receiving party, subject to the provisions of this Agreement. Each party acknowledges that, except for the rights expressly granted under this Agreement, it will not obtain any rights of any sort in or to the Confidential Information of the other party as a result of such disclosure and that any such rights must be the subject of separate written agreement(s).

       (c) Each party will restrict disclosure of the other party's Confidential Information and any Program Intellectual Property owned by such party to those of its employees and consultants to whom it is necessary or useful to disclose such Confidential Information and Program Intellectual Property in connection with the purposes permitted under this Agreement. Each party shall use reasonable efforts, including at least efforts fully commensurate with those employed by the party for the protection of its own Confidential Information, to protect the Confidential Information and Program Intellectual Property of the other party.

       (d) Either disclosing party may at any time notify the receiving party that such receiving party must return to the disclosing party the disclosing party's Confidential Information and any Program Intellectual Property owned by such party. Each party hereby agrees to, within thirty (30) days of such notification: (i) return all documents and tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the other party's Confidential Information and any Program Intellectual Property owned by such party; and (ii) return or certify (in a writing attested to by a duly authorized officer of such party) destruction of all copies, summaries, modifications or


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adaptations that such party or its employees or agents have made from the materials provided by the disclosing party; provided, however, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

       (e) Nothing herein shall prevent a receiving party from disclosing all or part of the Confidential Information and any Program Intellectual Property owned by the disclosing party in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same; PROVIDED, the party that receives such order or process provides prompt notice to the disclosing party before making any disclosure (to the extent possible) and permits the disclosing party to oppose or narrow such request for disclosure and supports any of the disclosing party's reasonable efforts to oppose such request (at disclosing party's expense) and shall disclose such Confidential Information or Program Intellectual Property only in the event of a final judgement or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

5.3 PUBLICATIONS. Each party recognizes that the publication of papers regarding results of the Screening Program, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information regarding the compounds included in any patent application until such patent application has been published. Accordingly, each party shall have the right to review and comment upon any paper proposed for publication by the other party regarding results of the Screening Program hereunder, including oral presentations and abstracts, which utilizes data generated from the Screening Program and/or includes Confidential Information of the other party. Before any such paper is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least thirty (30) days prior to submitting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within twenty (20) days of the delivery of such paper to the receiving party. With respect to oral presentation materials, the parties shall make reasonable efforts to expedite review of such materials, and shall return such items as soon as practicable to the disclosing party with appropriate comments, if any, but in no event later than twenty (20) days from the date of delivery to the receiving party. The disclosing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper


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and agrees to withhold publication of same for an additional one hundred eighty
(180) days (or longer if necessary) in order to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement. If there is a dispute regarding publications, such dispute shall be resolved by the Steering Committee.

6. REPRESENTATIONS AND WARRANTIES.

6.1 AUTHORIZATION; ENFORCEABILITY. Each of Immusol and NeoGenesis represent and warrant to the other that: (a) it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement; (b) it is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to such party's obligations under any other agreement; (c) it has duly executed and delivered this Agreement; and (d) it is authorized to disclose any and all Confidential Information made available to the other party pursuant to this Agreement.

6.2 PERFORMANCE. (a) NeoGenesis hereby represents and warrants to Immusol that:
(i) NeoGenesis shall perform the Screening Program using qualified personnel and in a good and workmanlike manner consistent with industry standards of companies that are comparable to NeoGenesis performing similar activities under similar circumstances; and (ii) as of the Effective Date, there is no agreement known to NeoGenesis to which it is a party and by which it is bound that would conflict with or be breached by NeoGenesis granting Immusol the licenses in Sections 2.3 and 4.1.

       (b) NeoGenesis hereby represents and warrants to Immusol that it has not sought, and will not seek, patent protection on any of the compounds that will be screened in the conduct of the Screening Program.

       (c) Immusol hereby represents and warrants to NeoGenesis that, as of the Effective Date, there is no agreement known to Immusol to which it is a party and by which it is bound that would conflict with or be breached by Immusol granting NeoGenesis the licenses in Sections 2.3 and 4.1.

6.3 DISCLAIMER. (a) EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN SECTIONS 6.1-6.2, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT


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LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER
INTELLECTUAL PROPERTY RIGHTS, ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO, THE NEOMORPH SCREENING LIBRARY, THE NEOMORPH FOCUSED LIBRARIES, QSCD, THE PRELIMINARY COMPOUNDS, THE PRIMARY ACTIVE COMPOUNDS, THE SELECTED SHARED COMPOUNDS, THE DESIGNATED SHARED COMPOUNDS, THE SHARED TARGETS, THE SHARED PRODUCTS, THE NEOGENESIS INTELLECTUAL PROPERTY, THE IMMUSOL INTELLECTUAL PROPERTY, THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE NEOGENESIS PATENT RIGHTS, THE IMMUSOL PATENT RIGHTS OR PROGRAM PATENT RIGHTS, OR SUCH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.

       (b) THE REPRESENTATIONS AND WARRANTIES OF EACH OF NEOGENESIS AND IMMUSOL EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 7.2-7.4.

7. RISK ALLOCATION

7.1 LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 5 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 7.2-7.3 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

7.2 THIRD PARTY CLAIMS (EXCLUDING INFRINGEMENT). Subject to the provisions of
Section 7.4, each of NeoGenesis and Immusol (each, in such capacity, an INDEMNIFYING PARTY) will defend, indemnify and hold harmless the other party, its subsidiaries, parent corporations, affiliates, officers, directors, partners, members, shareholders, employees, agents, and their successors and assigns (each, in such capacity, an INDEMNIFIED PARTY) from and against any claim, suit, demand, loss, damage, expense (including reasonable attorneys' fees of Indemnified Party(ies) and those


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that may be asserted by a third party) or liability including but not limited to claims for death or personal injury (collectively, LOSSES) imposed upon the Indemnified Party(ies) by any third party arising from or related to: (i) any material breach of the Indemnifying Party's representations and warranties under this Agreement; or (ii) any negligence or intentional misconduct by the Indemnifying Party (or its employees, agents, representatives, Affiliates, licensees, sublicensees or distributors) in performing its obligations under this Agreement; or (iii) the labeling, packaging, package insert, other materials or promotional claims with respect to any Shared Product or Independent Product or the Development, testing, Manufacturing, Commercialization, use or other disposition of any Shared Product or Independent Product by the Indemnifying Party or by an Affiliate, licensee, sublicensee, distributor or agent of the Indemnifying Party; or (iv) (with respect to Immusol as an Indemnifying Party) the labeling, packaging, package insert, other materials or promotional claims with respect to any Product or the development, testing, Manufacturing, Commercialization, use or other disposition of any Product by Immusol or by an Affiliate, licensee, sublicensee, distributor or agent of Immusol. The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any Indemnified Party's negligence, intentional misconduct or breach of this Agreement.

7.3 INFRINGEMENT INDEMNIFICATION. (a) Subject to the provisions of Section 7.4, NeoGenesis shall defend, indemnify and hold harmless the Immusol Indemnified Party(ies) from and against any Losses imposed upon them by any third party and arising from or related to a third party claim that use of NeoGenesis Intellectual Property or practice of the NeoGenesis Patent Rights by Immusol in accordance with the terms of this Agreement violates or infringes the intellectual property rights of any third party. NeoGenesis shall have no liability or obligation to Immusol under this Section 7.3(a) in the event and to the extent that the alleged infringement results from willful misconduct or negligent acts or omissions of Immusol or its Affiliates, or its or their respective employees, officers, directors or agents.

       (b) Subject to the provisions of Section 7.4, Immusol shall defend, indemnify and hold harmless the NeoGenesis Indemnified Party(ies) from and against any Losses imposed upon them by any third party and arising from or related to a third party claim that use of the Immusol Intellectual Property or practice of the Immusol Patent Rights by NeoGenesis in accordance with the terms of this Agreement violates or infringes the


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intellectual property rights of any third party. Immusol shall have no obligation or liability to NeoGenesis under this Section 7.3(b) in the event and to the extent that the alleged infringement (i) is covered by Section 7.3(a) or
(ii) results from willful misconduct or negligent acts or omissions of NeoGenesis or its Affiliates, or its or their respective employees, officers, directors or agents.

7.4 PROCEDURE. To receive the benefit of indemnification under Sections 7.2 or 7.3, the Indemnified Party must (a) promptly notify the Indemnifying Party of a claim or suit; PROVIDED, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of Indemnifying Party; (b) provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party's cost and expense; and (c) tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit; PROVIDED that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party's consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnifying Party's written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

8. TERM AND TERMINATION

8.1 TERM. This Agreement shall take effect as of the Effective Date and shall remain in effect until the expiration of the last to expire of the licenses granted hereunder, unless sooner terminated in accordance with Section 8.2. The Screening Program will have a duration of three (3) years from the Effective Date. If the parties designate Designated Shared Compounds, the license(s) thereto will be exercised with respect to such Designated Shared Compounds and will remain in effect until (i) the expiration of the term of the last-to-expire of the patent rights within NeoGenesis Patent Rights or Program Intellectual Property or (ii) [*] following the First Commercial Sale of Shared Products or Independent Products (if the Shared Products or Independent Products, as applicable, do not embody any patents within NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis), whichever is later.

8.2 TERMINATION. (a) Either party may terminate the license under Section 4.1 with sixty (60) days' notice if the other party commits a material breach (including non-payment), unless the breach is cured


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within the sixty (60)-day notice period; PROVIDED that if more than one compound is being developed or commercialized by a party or its Affiliates hereunder, and the other party terminates this Agreement pursuant to this Section 8.2(b) due to a breach relating only to a single compound, then the terminating party shall be entitled to terminate this Agreement only with respect to the applicable compound.

       (c) The parties may terminate this Agreement, or the license under
Section 4.1 on a compound-by-compound, product-by-product or country-by-country basis, at any time upon mutual written agreement of the parties.

       (d) If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

8.3 EFFECT OF TERMINATION. (a) Upon termination (including expiration) of this
Agreement: (i) the parties will terminate all tasks then in process in an orderly manner, as soon as practical and in accordance with a schedule agreed to by Immusol and NeoGenesis; (ii) if termination occurs prior to completion of the Screening Program then NeoGenesis shall deliver to Immusol all materials developed through the termination of this Agreement; (iii) each party shall pay to the other party any uncontested monies due and owing up to the time of termination; and (iv) within thirty (30) days following termination (including expiration) of this Agreement, NeoGenesis shall deliver to Immusol a reasonably-detailed written report describing the results of the research performed under the Screening Program up to the date of such termination.

       (b) Upon termination (including expiration) of this Agreement each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information or Program Intellectual Property owned by the other party; provided, however, that a party is permitted to retain one


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copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

       (c) The license granted by NeoGenesis under Section 4.1 (a) shall survive any expiration or termination of the Screening Program or this Agreement with respect to any Designated Shared Compound, Derivative Compound thereof, Product and Shared Product for which the applicable fees and milestone fees and royalties or the amounts due under Section 3, as applicable, have been paid and with respect to any Independent Compound, Derivative Compound thereof and Independent Product for which the amounts due under Section 3 have been paid (in each case in accordance with the terms of this Agreement); PROVIDED that Immusol continues to pay NeoGenesis the fees and royalties as required by Sections 4.3,
4.4 and 4.5 and complies with Sections 4.6-4.9, or to pay NeoGenesis the amounts due under Section 3, as applicable. The license granted by Immusol under Section
4.1 (b) shall survive any expiration or termination of this Agreement with respect to any Designated Shared Compound, Derivative Compound thereof, Shared Product, Independent Compound, Derivative Compound thereof and Independent Product for which the amounts due under Section 3 have been paid (in accordance with the terms of this Agreement). The license granted under Section 4.1 shall not survive termination or expiration of the Screening Program or this Agreement with respect to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products for which the applicable fees and milestone fees and royalties or the amounts due under Section 3, as applicable, have not been paid in accordance with this Agreement. In the event the license granted to Immusol under Section 4.1 terminates for any reason, each of Immusol's sublicensees at such time shall continue to have the rights and license set forth in their sublicense agreements, PROVIDED such sublicensee agrees in writing that NeoGenesis is entitled to enforce all relevant provisions directly against such sublicensee.

       (d) Except as otherwise provided herein, neither party shall be liable to the other party for any compensation or damages by reason of termination of this Agreement in accordance with this Section 8.

       (e) Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of any termination. Either party's liability for any uncontested charges, payments or expenses due to the other party that accrued prior to the termination date shall not be extinguished by termination, and such


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amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

8.4 SURVIVAL. Sections 1, 2.3(b) (last sentence), 2.4(a), 2.6, 3.3 (last sentence), 3.4 (last sentence), 3.22 and 5-9 shall survive any termination or expiration of this Agreement. In addition, the licenses granted under Section
4.1 shall survive to the extent necessary to permit a party opting to proceed with Pre-Clinical Development, Development, Manufacture and Commercialization of a Discontinued Compound or Non-Proposed Compound as contemplated in the last sentence of Sections 3.3 and 3.4, respectively; PROVIDED, that such party complies with the provisions of Section 3.15(c) and the provisions of this Agreement referenced therein, which provisions shall survive termination or expiration for this purpose.

9. GENERAL PROVISIONS.

9.1 ISSUE RESOLUTION. The parties shall use their best efforts to resolve any controversy or dispute that arises under or relates to this Agreement through good faith discussions. The parties shall initiate such discussions using the following procedure. Either party shall notify the other party of the nature of the controversy or dispute, providing sufficient detail to permit the other party to understand same (a DISPUTE NOTICE). Representatives of the parties shall meet within thirty (30) days after the date that the non-sending party receives the Dispute Notice to attempt in good faith to reach an agreement about the nature of the dispute and a resolution of the dispute. Pending resolution of any dispute covered by this Section 9.1, both parties will continue their performance under this Agreement including, without limitation, the payment of all amounts due to the other party that are not in dispute.

9.2 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal, substantive laws of the State of Delaware to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. Notwithstanding the foregoing, the parties shall use United States (Federal) patent laws, as applicable, for purposes of governing and construing Sections 4.2-4.4 of this Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

9.3 AMENDMENT AND WAIVER. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an


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instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

9.4 INDEPENDENT CONTRACTORS. Each parry represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between Immusol and NeoGenesis do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates. Each party shall be solely responsible for compensating all its personnel and for payment of all related FICA, workers' compensation, unemployment and withholding taxes. Neither party shall provide the other party's personnel with any benefits, including but not limited to compensation for insurance premiums, paid sick leave or retirement benefits.

9.5 ASSIGNMENT. Neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party; PROVIDED, that either party may assign this Agreement to (a) any Person to which such party transfers all or substantially all of its assets or with which such party is consolidated or merged; (b) any Person that owns a majority of the voting stock of such party; or (c) a single Person of which such party owns a majority of the voting stock; PROVIDED, FURTHER, that in each instance the assignee expressly assumes all obligations imposed on the assigning party by this Agreement in writing and the other party is notified in advance of such assignment.

9.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.7 NOTICES. Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date which is three (3) business days after the date of mailing), or sent by nationally recognized overnight courier (such notice sent by courier to be effective one business day after it is deposited with


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such courier), or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail or overnight courier as aforesaid) to the address set forth on the signature page to this Agreement or to such other place as any party may designate as to itself by written notice to the other party.

9.8 SEVERABILITY. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

9.9 CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

9.10 WORD MEANINGS. Words such as HEREIN, HEREINAFTER, HEREOF and HEREUNDER refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

9.11 ENTIRE AGREEMENT. The terms and provisions contained in this Agreement (including the Attachments) constitute the entire understanding of the parties with respect to the transactions and matters contemplated hereby and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained in this Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable party.

9.12 RULES OF CONSTRUCTION. The parties agree that they have participated equally in the formation of this Agreement and that the


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language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

9.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.14 FORCE MAJEURE. Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with any obligation created by this Agreement is caused by a Force Majeure condition, that obligation shall be suspended during the continuance of the Force Majeure condition.

9.15 FURTHER ASSURANCES. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Effective Date.

NEOGENESIS DRUG                           IMMUSOL INCORPORATED
DISCOVERY, INC.

BY /s/ ROBERT ADELMAN                     BY /s/ TSVI GOLDENBERG
------------------------------------        ------------------------------------
Robert Adelman                            Tsvi Goldenberg, Ph.D.
Vice President, Business Development      Chairman and CEO
NOTICE ADDRESS:                           NOTICE ADDRESS:
NeoGenesis Drug Discovery, Inc.           Immusol Incorporated
840 Memorial Drive                        10790 Roselle Street
Cambridge, MA  02139                      San Diego, CA 92121
Phone: 617.868.1500                       Phone: 858.824.1100
Fax: 617.868.1515                         Fax: 858.824.1112






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